                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              McKesson HBOC, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              McKesson HBOC, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

[McKesson Logo Appears Here]

Notice of Annual Meeting of Stockholders of McKesson HBOC, Inc.

Date:Wednesday, August 25, 1999

Time:10:00 A.M., Pacific Daylight Time

Place:Palace Hotel
     2 New Montgomery Street
     San Francisco, California 94105

Purpose:.Elect four directors
     . Approve the Employee Stock Purchase Plan
     . Approve an increase in the number of authorized shares for the Stock
       Purchase Plan
     . Conduct other business if properly raised

Your Board of Directors recommends that you vote in favor of the three proposals outlined in this proxy statement.

Stockholders of record at the close of business on July 14, 1999, may vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether you plan to attend the meeting, or not, please cast your vote by telephone, through the Internet or complete, sign and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

                                          By Order of the Board of Directors


                                          IVAN D. MEYERSON
                                          Senior Vice President, General
                                          Counsel and Secretary

One Post Street
San Francisco, CA 94104-5296
July 21, 1999

CONTENTS

                                                                           Page
                                                                           ----
General Information.......................................................   1
Proxies and Voting at the Meeting.........................................   1
Proxy Materials and Annual Report.........................................   2
Attendance at the Meeting.................................................   2
Dividend Reinvestment Plan................................................   2
Profit-Sharing Investment Plan............................................   2
Vote Required and Method of Counting Votes................................   2
Security Ownership of Certain Beneficial Owners...........................   2
Security Ownership of Directors and Executive Officers....................   3
Election of Directors.....................................................   4
Board Meetings and Committees.............................................   7
Compensation of Directors.................................................   8
Report of the Compensation Committee on Executive Compensation............  11
Executive Compensation....................................................  13
  Summary Compensation Table..............................................  14
  Option/SAR Grants in the Last Fiscal Year...............................  15
  Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-
   End Option/ SAR Values.................................................  16
  Long-Term Incentive Plan Awards in the Last Fiscal Year.................  17
Stock Price Performance Graph.............................................  18
Approval of the McKesson HBOC, Inc. Employee Stock Purchase Plan..........  19
Proposal to Amend the McKesson HBOC, Inc. Stock Purchase Plan.............  21
Employment Agreements, Executive Severance Policy and Termination of
 Employment and Change in Control Arrangements............................  23
Pension Benefits..........................................................  27
Certain Relationships and Related Transactions............................  27
Indebtedness of Executive Officers........................................  28
Independent Auditors......................................................  29
Section 16(a) Beneficial Ownership Reporting Compliance...................  29
Solicitation of Proxies...................................................  29
Other Matters.............................................................  29
Advance Notice Procedures.................................................  29
Stockholder Proposals for 2000 Annual Meeting.............................  30
Appendix A--McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan......... A-1

                                PROXY STATEMENT

General Information

On January 12, 1999, McKesson Corporation ("McKesson"), a Delaware corporation, completed a merger with HBO & Company ("HBOC") upon the approval of the transaction by stockholders of both McKesson and HBOC (the "Merger"). Holders of HBOC common stock received 0.37 of a share of McKesson common stock in exchange for each share of HBOC common stock that they owned. McKesson then changed its name to McKesson HBOC, Inc. (the "Company").

On June 21, 1999, the Company announced, among other things, that its Board of Directors elected Alan Seelenfreund Chairman of the Board and, effective July 15, 1999, elected John H. Hammergren and David L. Mahoney as Co-Presidents and Co-Chief Executive Officers of the Company. Heidi E. Yodowitz, Senior Vice President and Controller, was appointed acting Chief Financial Officer. Mark A. Pulido resigned from his position as Chief Executive Officer and director and Richard H. Hawkins resigned from his position as Executive Vice President and Chief Financial Officer effective July 15, 1999. Since the announcement, John
H. Hammergren and David L. Mahoney have been elected directors of the Company.

On the same date the Company announced that Charles W. McCall was removed as Chairman of the Board and dismissed as an employee of the Company and that Albert J. Bergonzi, formerly President and Chief Executive Officer of the Information Technology Business (formerly HBOC), was dismissed for cause.

These changes are reflected in the information that follows.

Proxies and Voting at the Meeting

The Company's Board of Directors is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held August 25, 1999 (the "Meeting"). This proxy statement includes information about the issues to be voted upon at the Meeting.

On July 21, 1999 the Company began mailing these proxy materials to all stockholders of record at the close of business on July 14, 1999. On this date, there were approximately 281,333,000 shares of the Company's common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter properly brought before the Meeting.

As required by Delaware law, a list of stockholders entitled to vote at the Meeting will be available at the Palace Hotel, 2 New Montgomery Street, San Francisco, California, on August 25, 1999, and for 10 days prior to the Meeting, during normal business hours, at the offices of the Company, One Post Street, San Francisco, California 94104.

Shares can be voted only if the stockholder is present at the Meeting in person or by proxy. Any person giving a proxy may revoke it at any time before the Meeting by sending in a written revocation or a proxy bearing a later date. Stockholders may also revoke their proxies by attending the Meeting in person and casting a ballot.

Stockholders of record can give proxies by calling a toll free telephone number, by using the Internet, or by mailing their signed proxy cards. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are set forth on the enclosed proxy card. Participants in the Company's Profit-Sharing Investment Plan ("PSIP") can give proxies by calling a toll free telephone number or by mailing their signed proxy cards.

Proxy Materials and Annual Report

The Company's Notice of Annual Meeting and Proxy Statement is available on the Company's website under the Investor Resource tab on the Internet at www.mckhboc.com.

The Company's 1999 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the fiscal year ended March 31, 1999 ("FY 1999"), accompanies these proxy materials.

Attendance at the Meeting

If you plan to attend the Meeting, you will need to bring your admission ticket. You will find an admission ticket attached to the proxy card and to the PSIP voting instruction card. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Meeting in person, you may obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a bank or brokerage account statement, to the Company's transfer agent, First Chicago Trust Company of New York, 525 Washington Blvd., Suite 4690, Jersey City, New Jersey 07310. Stockholders who do not have admission tickets will only be admitted upon verification of ownership at the door.

Dividend Reinvestment Plan

For those stockholders who participate in the Company's Automatic Dividend Reinvestment Plan, the enclosed proxy includes all full shares of common stock held in the stockholder's dividend reinvestment plan account on the record date for the Meeting, as well as shares held of record by the stockholder.

Profit-Sharing Investment Plan

Participants in the Company's PSIP have the right to instruct the PSIP Trustee, on a confidential basis, how the shares allocated to their accounts are to be voted and will receive a separate PSIP voting instruction card for that purpose.

Vote Required and Method of Counting Votes

The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Meeting. The director nominees who receive the greatest number of votes cast in person or by proxy at the Meeting will be elected directors of the Company. The affirmative vote of the holders of the majority of the shares present or represented by proxy at the Meeting is required for the approval of each of the other matters to be voted upon. Abstentions for these matters will be treated as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum. Broker nonvotes (i.e., when a broker does not have authority to vote on a specific issue) will not be treated as votes cast on a particular matter but will be treated as shares present or represented for purposes of establishing a quorum.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of July 1, 1999, information regarding ownership of the Company's outstanding common stock, by any entity or person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock.

                                                    Amount and Nature
                 Name and Address of                  of Beneficial   Percent of
                   Beneficial Owner                     Ownership       Class
                 -------------------                ----------------- ----------
   The Chase Manhattan Bank, N.A.,
   as Trustee for the McKesson HBOC, Inc.
   Profit-Sharing Investment Plan
   1 Chase Manhattan Plaza
   New York, NY 10081..............................    19,141,103(1)     6.81

--------
(1) These shares are held in trust for the benefit of participants in the PSIP, for which The Chase Manhattan Bank, N.A. is the Trustee. Shares that have been allocated to the individual accounts of participants in the PSIP are voted by the Trustee as instructed by PSIP participants. Shares allocated to participants' PAYSOP accounts for which no voting instructions are received will not be voted. The PSIP provides that all other shares for which no voting instructions are received from participants and unallocated shares of common stock held in the leveraged employee stock ownership plan (the "Leveraged ESOP") established as part of the PSIP, will be voted by the Trustee in the same proportion as shares as to which voting instructions are received.

Security Ownership of Directors and Executive Officers

The following table sets forth, as of July 1, 1999, information regarding ownership of the Company's outstanding common stock by (i) each Named Executive Officer, as defined on page 14, (ii) each director and (iii) all executive officers and directors as a group. The table also includes the number of shares subject to outstanding options to purchase common stock of the Company which are currently exercisable or become exercisable within 60 days of July 1, 1999.

                                                                Percent
                             Shares of Common Stock               of       Stock
      Name of Individual     Beneficially Owned(1)               Class  Units(2)(3)
      ------------------     ----------------------             ------- -----------
   Alfred C. Eckert III....           33,040(4)(5)                 *          --
   Tully M. Friedman.......           39,555(5)(6)                 *       7,317
   Alton F. Irby III.......           81,040(5)                    *          --
   M. Christine Jacobs.....           17,400(5)                    *         159
   Gerald E. Mayo..........          110,160(5)                    *          --
   Charles W. McCall.......        2,879,677(5)(7)               1.02         --
   James V. Napier.........          120,980(5)                    *         496
   David S. Pottruck.......           27,555(5)                    *       2,997
   Mark A. Pulido..........        2,141,184(5)(7)                 *          --
   Carl E. Reichardt.......           27,555(5)(6)                 *       2,723
   Alan Seelenfreund.......        1,314,254(5)(7)                 *         500
   Jane E. Shaw............           34,069(5)(6)                 *      11,191
   Albert J. Bergonzi......          787,824(5)                    *          --
   John H. Hammergren......          481,762(5)(7)(8)              *          --
   David L. Mahoney........          901,032(5)(7)                 *          --
   All Directors and
    Executive Officers as a
    group (18 Persons).....        9,984,983(4)(5)(6)(7)(8)(9)   3.55     25,383

* Less than 1%
--------
(1) Represents shares held as of July 1, 1999, directly and with sole voting and investment power (or with voting and investment power shared with a spouse) unless otherwise indicated. The number of shares of common stock owned by each director, except for Mr. McCall, or executive officer represents less than 1% of the outstanding shares of such class. All directors and executive officers as a group own 3.55% of the outstanding shares of common stock.

(2) Includes restricted stock units and share units accrued under the 1997 Non-Employee Directors' Equity Compensation and Deferral Plan (the "1997 Plan"), as described on page 9, and the 1994 Stock Option and Restricted Stock Plan (the "1994 Plan"), as follows: Mr. Friedman, 6,688 units; Ms. Jacobs, 159 units; Mr. Napier, 496 units; Mr. Pottruck, 2,997 units; Mr. Reichardt, 2,723 units; Mr. Seelenfreund, 500 units and Dr. Shaw, 6,114 units, and all non-employee directors as a group, 19,583 units. Directors have neither voting nor investment power in respect of such units.

(3) Includes common stock units accrued under the Directors' Deferred Compensation Plan, as described on page 10, as follows: Mr. Friedman, 629 units; Dr. Shaw, 5,077 units; and those directors as a group, 5,706 units. Participating directors have neither voting nor investment power in respect of such units.

(4) Includes 7,500 shares held by Mr. Eckert in an Individual Retirement Account. Also, includes 740 shares held by Mr. Eckert's spouse in an Individual Retirement Account, for which beneficial ownership is disclaimed.

(5) Includes shares that may be acquired by exercise of stock options within 60 days of July 1, 1999, as follows: Mr. Eckert, 17,400; Mr. Friedman, 23,555; Mr. Irby, 76,600; Ms. Jacobs, 17,400; Mr. Mayo, 109,160; Mr. Napier,
    91,400; Mr. Pottruck, 22,555; Mr. Reichardt, 17,555; Mr. Seelenfreund, 1,171,956; Dr. Shaw, 23,555; Mr. Hammergren, 300,816; Mr. Mahoney, 744,100;
    ; Mr. Pulido, 1,690,000; Mr. McCall, 1,184,000; Mr. Bergonzi, 685,536; and
    all directors and executive officers as a group, 6,892,816.

(6) Includes shares held by family trusts as to which each of the following named directors and their respective spouses have shared voting and investment power: Mr. Reichardt, 10,000 shares; and Dr. Shaw, 10,514 shares; and those directors as a group, 20,514 shares. Also includes 14,000 shares held in a revocable trust established by and for the benefit of Mr. Friedman who is the sole trustee of such trust.

(7) Includes shares held under the Company's PSIP, as to which the participants have sole voting but no investment power, as follows: Mr. Seelenfreund, 18,085 shares; Mr. Hammergren, 946 shares; Mr. Mahoney, 5,932 shares: Mr. Pulido, 1,184 shares; Mr. McCall, 13,416 shares; and all directors and executive officers as a group, 60,797 shares.

(8) Includes 40,000 shares subject to possible forfeiture under the terms of the Company's 1994 Plan.

(9) Includes 400 shares held by a member of the group as custodian for his minor child.

PROPOSALS TO BE VOTED ON

1. Election of Directors

On July 12, 1999, the Board of Directors amended the Company's Restated By-Laws to provide for a Board of Directors consisting of fourteen members, and then elected John H. Hammergren and David L. Mahoney to serve as directors of the Company. Following the resignation of Mark A. Pulido as a director effective July 15, 1999, the Board amended the Restated By-Laws to provide for a Board consisting of thirteen members.

The Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Directors hold office until the end of their terms and until their successors have been elected and qualified, or until their earlier death, resignation, or removal. If a nominee is unavailable for election, your proxy authorizes the persons named in the proxy to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the meeting. The Board is not aware that any nominee named in this proxy statement will be unwilling or unable to serve as a director.

The following is a brief description of the principal occupation for at least the past five years, age and major affiliations of each director.

Nominees for Election for Terms that will Expire in 2002

The Board of Directors recommends a vote FOR all Nominees.

Alfred C. Eckert III
President, Greenwich Street Capital Partners, Inc.

Mr. Eckert, age 51, has been President of Greenwich Street Capital Partners, Inc., a private investment firm, since January 1994. In 1991, he co-founded the South Street Funds and was formerly a partner with Goldman Sachs & Co. Mr. Eckert is the Chairman of the Board of Day International, Inc. and a director of Telex Communications, Inc., Eastgate Group Limited and IPC Magazines. He was a director of HBOC from 1990 until the Merger, and he became a director of the Company in January 1999. He is Chairman of the Compensation Committee of the Board.

Gerald E. Mayo
Chairman of the Board, Retired, Midland Financial Services, Inc.

Mr. Mayo, age 66, retired in 1997 as Chairman of the Board of Midland Financial Services, Inc., the holding company for the Midland Life Insurance Company. He was President from 1994 until early 1996. He joined the Midland Life Insurance Company's predecessor in 1968, was elected to its Board of Directors in 1970, became its President and Chief Executive Officer in 1980, and was named Chairman of the Board in 1986. Mr. Mayo is a director of Columbia Energy Group, Dominion Homes, Inc. and was a director of HBOC from 1991 until the Merger. He became a director of the Company in January 1999. He is a member of the Audit Committee of the Board.

Alan Seelenfreund
Chairman of the Board

Mr. Seelenfreund, age 62, was elected Chairman of the Board in June 1999. He previously served as Chairman of the Board from 1989 until January 1999. He was Chief Executive Officer of the Company from 1989 until 1997; Executive Vice President from 1986 to 1989; Chief Financial Officer from 1984 to 1989; and he held various other senior financial positions since joining the Company in 1975. Mr. Seelenfreund is a director of Golden Gate National Park Association, Nadro, S.A. de C.V. (Mexico), World Wildlife Fund and The Nature Conservancy. He has served as director of the Company since 1988. He is Chairman of the Audit Committee of the Board.

Jane E. Shaw
Chairman of the Board and Chief Executive Officer, AeroGen, Inc.

Dr. Shaw, age 60, has been Chairman of the Board and Chief Executive Officer of AeroGen, Inc., a private company specializing in the development of pulmonary drug delivery systems, since January, 1998. She founded The Stable Network, a biopharmaceutical consulting firm in 1995. In September 1994, Dr. Shaw resigned as President and Chief Operating Officer of ALZA Corporation, a pharmaceutical research, manufacturing and marketing firm with which she had been associated in various technical and executive positions since 1970. She is a director of AeroGen, Inc., Aviron Corporation, Boise Cascade Corporation and Intel Corporation. Dr. Shaw has been a director of the Company since 1992. She is a member of the Audit Committee of the Board.

Directors Whose Terms will Expire in 2000

Tully M. Friedman
Chairman and Chief Executive Officer, Friedman Fleischer & Lowe, LLC

Mr. Friedman, age 57, is Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC, a private investment firm founded in 1997. For the 13 years prior to 1997 he was a Managing Partner of Hellman & Friedman. He is currently on the Advisory Board of Tevecap, S.A., and a director of The Clorox Company, Levi Strauss & Co. and Mattel, Inc. Mr. Friedman is a member of the Executive Committee and a Trustee of the American Enterprise Institute, and a director of the Stanford Management Company. Mr. Friedman has served as a director of the Company since 1992. He is a member of the Compensation Committee of the Board.

Alton F. Irby III
Deputy Chairman and Chief Executive of NatWest Markets Global Corporate Advisory Limited

Mr. Irby, age 58, has been Chief Executive of NatWest Global Corporate Advisory since 1997, when the company acquired Hambro Magan Irby Holdings. He is also Chief Executive of Hawkpoint Partners, an affiliate of NatWest Global Corporate Advisory. Mr. Irby co-founded J.O. Hambro Magan Irby Holdings in 1988 following his retirement as a Director of Sedgwick Plc in 1987. Mr. Irby is a director of City Capital Counseling, Inc., Eastgate Group Ltd., Crown Communications Ltd., Input Typesetting Ltd. and was a director of HBOC from 1990 until the Merger. He is also a Trustee of the Victoria & Albert Museum. Mr. Irby became a director of the Company in January 1999. He is a member of the Compensation Committee of the Board.

James V. Napier
Chairman of the Board, Scientific-Atlanta, Inc.

Mr. Napier, age 62, is Chairman of the Board of Scientific-Atlanta, Inc. He has been a private investor for more than five years and was a director of HBOC from 1981 until the Merger. Mr. Napier is a director of Engelhard Corporation, Intelligent Systems Corporation, Vulcan Materials Company, Personnel Group of America, Inc. and Westinghouse Air Brake Corporation. Mr. Napier became a director of the Company in January 1999. He is a member of the Audit Committee of the Board.

Carl E. Reichardt
Chairman of the Board, Retired, Wells Fargo & Company

Mr. Reichardt, age 67, retired as Chairman of the Board and Chief Executive Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, N.A., at the end of 1994, having occupied those positions since 1983. Mr. Reichardt joined Wells Fargo & Company in 1970, was named Executive Vice President in 1973 and President of Wells Fargo Bank, N.A., in 1978. He is a director of Columbia/HCA Healthcare Corporation, ConAgra, Inc., Ford Motor Company, Newhall Management Corporation, PG&E Corporation and Pacific Gas and Electric Company. Mr. Reichardt has served as a director of the Company since 1996. He is a member of the Compensation Committee of the Board.

Directors Whose Terms will Expire in 2001

M. Christine Jacobs
Chairman, President and Chief Executive Officer, Theragenics Company

Ms. Jacobs, age 48, has been Chairman of the Board of Theragenics Corporation since 1998 and served as Co-Chairman of its Board from 1997 to 1998. She has been President and Chief Executive Officer of Theragenics since 1993 and was President and Chief Operating Officer from 1992 until 1993. She joined Theragenics in 1987. Ms. Jacobs was a director of HBOC from 1998 until the Merger. Currently she is serving a three-year term on the Board of Councilors of the Carter Center in Atlanta, and is a trustee of Georgia State University Foundation. She is a member and former director of the Georgia Biomedical Partnership and she serves on the Georgia Secretary of State's Small Business Taskforce. Ms. Jacobs became a director of the Company in January 1999.

Charles W. McCall
Director

Mr. McCall, age 55, was Chairman of the Board of Directors of the Company from January 1999 until June 1999, when he was removed from that office. Mr. McCall was Chairman of the Board of HBOC from February 1998 until January 1999, and President, Chief Executive Officer and a director of

HBOC from 1991 until the Merger. From 1977 until 1991, Mr. McCall served in various positions with CompuServe, Inc., most recently as President and Chief Executive Officer. Mr. McCall is a director of EIS International, Inc. and WestPoint Stevens, Inc.

David S. Pottruck
President, Co-Chief Executive Officer and Chief Operating Officer, The Charles Schwab Corporation

Mr. Pottruck, age 50, became the Co-Chief Executive Officer of The Charles Schwab Corporation in January 1998, and has been the Chief Operating Officer and a member of the Schwab board since 1994 and the President of that company, and the Chief Executive Officer of Charles Schwab & Co., Inc., since 1992. He is a director of the Charles Schwab Corporation, Intel Corporation, Preview Travel, Inc., Bay Area Sports Organizing Committee and U.S. Ski and Snowboard Team Foundation, and a Trustee of the University of Pennsylvania. Mr. Pottruck has served as director of the Company since 1997.

John H. Hammergren
Co-President and Co-Chief Executive Officer

Mr. Hammergren, age 40, was elected Co-President and Co-Chief Executive Officer, effective July 15, 1999, and director, effective July 12, 1999. He was Executive Vice President of the Company and President and Chief Executive Officer of the Supply Management Business from January 1999 to July 1999; Group President, McKesson Health Systems Group from August 1997 to January 1999, and Vice President of the Company since 1996. He was President of Kendall Healthcare Products Company, Medical/Surgical Division from 1993 to 1996.

David L. Mahoney
Co-President and Co-Chief Executive Officer

Mr. Mahoney, age 45, was elected Co-President and Co-Chief Executive Officer effective July 15, 1999, and director effective July 12, 1999. He was Executive Vice President of the Company and President and Chief Executive Officer of the Pharmaceutical Services Business from January 1999 to July 1999; Group President, Pharmaceutical Services and International Group from August 1997 to January 1999; President, Pharmaceutical and Retail Services from August 1996 to August 1997; President, Pharmaceutical Services Group from December 1995 to August 1996; President of the Company's Healthcare Delivery Systems, Inc. from September 1994 to December 1995 and Vice President of Strategic Planning from 1990 to 1994.

Board Meetings and Committees

During the fiscal year ended March 31, 1999, the Board of Directors met 16 times, 15 times prior to the Merger, and once since the Merger. No director attended fewer than 79% of the aggregate number of meetings of the Board and of all committees on which he or she served. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with executive management on matters affecting the Company.

Since the Merger, the Board of Directors established standing Audit and Compensation Committees to aid it in the discharge of its responsibilities. The members of each standing committee are elected by the Board each year for a term of one year or until his or her successor is elected. The full Board acts as a nominating committee. The Board will consider re-establishing certain committees that were disbanded at the time of the Merger.

The Audit Committee, which since the Merger consists of Alan Seelenfreund, Chairman, Gerald E. Mayo, James V. Napier and Jane E. Shaw, met three times prior to the Merger and once since the Merger during the year ended March 31, 1999. The Audit Committee is responsible for recommending to the Board the annual selection of the Company's independent auditors, the scope of audit to be performed and the compensation to be paid for such services; reviewing the audit results and the auditor's report and related management letter, if any; reviewing and approving the audited financial statements and recommending to the Board their inclusion in the Company's Annual Report on Form 10-K; reviewing the engagement of the auditors for services of a non-audit nature; consulting with the independent auditors, the internal auditors and management on the adequacy of internal accounting controls; reviewing procedures designed to implement the corporate code of conduct and compliance with those procedures; directing and supervising investigations into matters within the scope of the Committee's duties; and performing other functions as may be necessary to discharge its duties, which has included the matters arising out of the Company's restatement of its financial results announced on April 28, 1999.

The Compensation Committee, which since the Merger consists of Alfred C. Eckert III, Chairman, Tully M. Friedman, Alton F. Irby III and Carl E. Reichardt, met twice prior to the Merger and once since the Merger during the year ended March 31, 1999. The Committee has responsibility for recommending to the Board a compensation program for managerial level employees; advising the Board regarding director compensation; administering the stock plans and certain incentive plans and reviewing the administration of other incentive plans; approving the selection of trustees and investment advisors and establishing the overall investment policies for those funds that are part of the Company's retirement program; reviewing and approving compensation and other terms and conditions of employment for corporate officers at the Senior Vice President level and above; recommending the factors and measures to be used to evaluate the Co-President and Co-Chief Executive Officers' performance for the current fiscal year and evaluating such performance with the other non-employee directors; making recommendations to the Board regarding the compensation and terms and conditions of employment of the Chairman of the Board and the Co-President and Co-Chief Executive Officers and recommending their successors in the event of a vacancy; and reviewing and monitoring management's succession plans for officers.

Since the Merger, the full Board has acted as a nominating committee. The Board, in evaluating candidates, seeks individuals of proven judgment and competence who are outstanding in their chosen fields. It also considers factors such as education, geographic location, anticipated participation in Board activities and special talents or personal attributes. Stockholders who wish to suggest qualified candidates to the Board should write to the Secretary of the Company, at One Post Street, San Francisco, California 94104, stating in detail the candidate's qualifications for consideration by the Board. A stockholder who wishes to nominate a director must comply with certain procedures set out in the Company's Restated By-Laws (see "Advance Notice Procedures").

On June 21, 1999, the Company announced that the Board established an Ad Hoc Committee consisting of Alan Seelenfreund, Chairman, Tully M. Friedman, Gerald
E. Mayo and Carl E. Reichardt to consult with, and provide counsel and guidance to, senior management of the Company.

Compensation of Directors

Directors who are not employees of the Company or its subsidiaries receive an annual retainer of $27,500, a fee of $1,000 for each Board or committee meeting attended, and are reimbursed for all expenses incurred in attending such meetings. Committee chairpersons receive an additional retainer of $3,000 per year. Directors who are employees of the Company do not receive any compensation for their service as directors.

Under the stockholder-approved 1997 Non-Employee Directors' Equity Compensation and Deferral Plan, as amended, (the "1997 Plan"), each director is required to defer the receipt of 50% of his or her annual retainer fee, in the form of Restricted Stock Units ("RSUs") or Retainer Options ("ROs"), as elected by the director. Directors may also elect to defer the remaining portion of their annual retainer into additional RSUs or ROs, or to receive that amount in cash. The number of RSUs is determined based on the fair market value of the Company's common stock on the last trading day of the quarter immediately preceding the date such amounts would otherwise be payable. RO shares are granted to directors in January each year at the same time annual stock option grants are made to employees. The number of ROs granted is determined using the same conversion rate that is employed each year for the purpose of determining the number of stock options to be granted to employees who have elected to receive options in lieu of some portion of their anticipated annual bonus awards under the Company's 1989 Management Incentive Plan. The conversion value is set each November for the following calendar year and is based on the discounted Black Scholes valuation of the Company's common stock. For calendar year 1999, the ROs have a cash conversion value of $14.00 per share. ROs are granted at fair market value on the date of grant, become fully vested one year after the grant date and have a term of ten years.

Directors may elect to receive the remainder of their fees (other than the portion of the annual retainer subject to mandatory deferral) earned in any calendar year prior to the termination or expiration of the 1997 Plan in cash, or to defer all or a portion of such fees in the form of additional RSUs or into an interest-bearing cash account under the terms of the Company's Deferred Compensation Administration Plan II ("DCAP II"). The minimum amount that may be deferred under DCAP II for any year is $5,000 and the minimum deferral period is generally five years. The interest rate on DCAP II deferrals is determined by the Compensation Committee each year based upon several related factors, including the Company's cost of funds and tax bracket, the size and years of deferrals, the number and ages of participants and mortality and turnover patterns.

Under the 1997 Plan, and under the 1994 Plan (pursuant to which plan all non-employee directors' options were granted prior to calendar year 1997), non-employee directors are permitted to make an election whereby receipt and taxation of the gain upon the exercise of stock options may be deferred, provided the director uses the stock-for-stock method of exercise. Rather than receiving a certificate for the option shares acquired at the time of exercise, the shares are credited in the form of share units to a bookkeeping account maintained by the Company and distributed according to the director's election.

Effective January 27, 1999, the Board of Directors amended the 1997 Plan to delete the provision providing for the annual grant of 400 RSUs to each Director on the date of the Annual Meeting each year. In addition, the annual grant provision under the 1997 Plan was also amended to (i) eliminate the initial grant of a nonqualified option to purchase 5,000 shares of common stock to each director upon election to the Board, and subsequent annual grants of 1,500 shares on the date of the Annual Meeting each year to each director continuing in office, and (ii) substitute instead an annual nonqualified option grant to purchase 10,000 shares, automatically made to each director who is a director as of the date of the Board of Directors meeting in January each year. Any director elected to the Board later in the calendar year will receive an automatic grant of a reduced number of option shares, prorated based on the number of calendar quarters in which the director will serve as such during the remainder of such year. All such options are granted at fair market value on the effective date of grant, are immediately exercisable in full and have an option term of ten years.

The 1997 Plan provides that upon the occurrence of a change in control of the Company, all outstanding options become immediately exercisable and common stock to be issued in respect of RSUs will be immediately distributed, unless the director has made an irrevocable election to have the acceleration provisions respecting RSUs waived. All current directors of the Company who also served on the Board immediately prior to the Merger elected to waive such acceleration provisions.

Prior to January 1, 1994, non-employee directors could defer compensation received for their services as directors under the Directors' Deferred Compensation Plan, thereby automatically becoming participants in the Deferred Compensation Administration Plan (the "DCAP"), or under the Management Deferred Compensation Plan (the "MDCP", or together with the DCAP, the "Prior Deferred Plans"). Although the Prior Deferred Plans have been superseded and replaced by DCAP II as to future compensation deferrals, previous deferrals under these plans will continue to be administered in accordance with the respective provisions of the plan under which the original deferrals were made. Interest on deferral balances held under the Prior Deferred Plans is credited each year at the same rate as that determined by the Compensation Committee for deferrals under DCAP II.

In the event of a change in control of the Company (as defined in DCAP II and the Prior Deferred Plans), deferred amounts will be distributed immediately upon the effective date of the change unless the director has made an irrevocable election (at least twelve months in advance of the effective date of any such change) to receive payment of any deferral balance in accordance with his or her most recent valid election on file with the Company rather than in a single sum. All current directors of the Company who also served on the Board prior to the Merger had such elections on file. Any deferral election under DCAP II or the Prior Deferred Plans may be modified as to the length of the deferral period and the timing of the distribution, provided such changes are made at least twelve months prior to the previously scheduled date of commencement of payments and payments do not begin earlier than twelve months from the date of the modified election.

The Company has entered into indemnity agreements with each of its directors that provides for indemnification against any judgment or costs assessed against them in the course of their service as directors. Such agreements do not permit indemnification for acts or omissions for which indemnification is not permitted under Delaware law.

On March 25, 1998, the Company and Mr. Seelenfreund extended by mutual agreement the term of the consulting agreement (the "Agreement") entered into by them in March 1997 in connection with Mr. Seelenfreund's retirement in July 1997 as an executive officer and employee of the Company. Pursuant to the Agreement, as extended, Mr. Seelenfreund was to continue to serve the Company as non-executive Chairman of the Board and to render such consulting and advisory services and perform such special assignments as may be requested by the Board or the Chief Executive Officer until July 31, 1999. In connection with the Merger, Mr. Seelenfreund resigned as Chairman of the Board (but continued to serve as a non-employee director of the Company) and the Agreement was terminated effective January 12, 1999. In consideration for his services under the Agreement for the period July 31, 1998 to January 12, 1999, Mr. Seelenfreund received a pro rata payment of his annual retainer of $250,000 and an additional payment of $312,000, calculated on the same basis as if he had continued to participate in the Company's Management Incentive Plan ("MIP") for FY 1999. In addition, on January 27, 1999, Mr. Seelenfreund received a stock option grant of 11,000 shares pursuant to his election to receive such grant in lieu of a portion of the additional payment provided for in the Agreement for FY 1999. In connection with his election as Chairman, and in consideration for Mr. Seelenfreund's agreement to provide significant services to the Company, including his guidance and support to the new senior management team, the Board has authorized the Company to enter into an agreement with Mr. Seelenfreund for a term of two years, that will provide for, among other things, an annual payment of $500,000 per year, a MIP target of 100%, a grant of a nonqualified option for 1 million shares of the Company's common stock, with a 2-year vesting schedule, under certain circumstances, accelerated vesting of such option upon early termination of the agreement and a gross-up payment to cover excise taxes and interest imposed on "excess parachute payments" as defined in
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

Report of the Compensation Committee on Executive Compensation

The Corporation's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors, which consists exclusively of non-employee directors. The Committee relies on independent executive compensation consultants and survey data to determine competitive levels of executive compensation. This report describes the policies and the criteria used by the Committee in establishing the principal components, and setting the level of compensation for executive officers during FY 1999.

The Company's Philosophy of Executive Compensation

The overall objective of the Company's executive compensation program is to provide base salary and annual cash bonuses for executive officers at approximately the median level for executive officers at companies similar in size, complexity or line of business, while providing a total compensation target at the 75th percentile. The program is designed to enhance stockholder value by linking a large part of executive officers' compensation directly to the Company's performance.

Many factors enter into the Committee's deliberations in the design of the compensation plans and direct pay for executive officers of the Company. The factors include the Company's performance as measured against targets approved by the Committee; the individual performance of each executive officer; the overall competitive environment for executives and the level of compensation needed to attract and retain executive talent; compensation surveys supplied by and the recommendations of independent executive compensation consultants approved by the Committee and retained by the Company for this purpose.

The Committee has selected a group of comparator companies, with the help of independent executive compensation consultants, to establish the parameters for meeting the base salary and total compensation targets. As a result of the Merger, the group of comparator companies was refined, and now represents a cross-section of pharmaceutical, healthcare services and other nonmanufacturing companies as well as information technology and software companies, based on a number of factors including similarities to the Company in financial attributes and size.

Components of Compensation

Base Salary

The Company's executive compensation program consists of base salary, a short-term incentive plan and long-term incentives (stock options, stock purchases and cash). Base salary is reviewed annually. Actual base salary is driven by individual performance, competitive practices and level of responsibility. Salary increases for FY 1999 reflect the Committee's determination that base salary levels should be increased to recognize increased responsibilities, to reward performance and to remain competitive.

Short Term Incentives

Under the Company's short-term incentive plan (the "Management Incentive Plan" or "MIP"), individual target awards are set as a percentage of the executive's base salary and vary by level of responsibility. The target awards are designed to be competitive with those set for executive officers at companies in the Company's executive compensation comparator group. Annual MIP awards can range from zero to two times the executives' target awards and are determined by the Company's and/or individual business unit's performance as compared to pre-established income objectives. The actual awards to the named executives for FY 1999 have been reduced from the maximums established by the above procedure by the Committee exercising "negative discretion" in accordance with regulations under Section 162(m) of the Code with respect to this type of plan. Final awards reflect the contribution the executive officer was judged to have made to the Company's overall results.

Prior to the Merger, HBOC had a short-term incentive plan similar in concept and application to the Company's MIP, with award cycles based on a calendar year. Individual target awards were set and varied by level of responsibility. The target awards were designed to be competitive with those set for executive officers at companies in HBOC's executive compensation comparator group. Annual awards ranged from zero to two times the executives' target awards with final award amounts driven entirely by HBOC's financial results as compared to pre-established targets. Awards for calendar year 1998 were based on HBOC's financial results for that period, and were paid in 1999. That plan was modified by the Committee to establish a one-time plan year, from January through March 1999. Messrs. McCall and Bergonzi did not receive awards for that 3-month period because pre-established income objectives for HBOC were not met.

Long Term Incentives

The Company's long-term incentive program has 3 components: a stock option component, a stock purchase component and a cash component. Under the program every 3 years:

  . participants are granted nonqualified options to purchase shares of the Company's common stock at fair market value;

  . participants are offered the opportunity to purchase the Company's common stock under the Stock Purchase Plan or the 1999 Executive Stock Purchase Plan. The purchase price is equal to the fair market value of the stock on the day the participant accepts the offer to purchase the shares. At the same time, the Company makes a five-year, full recourse, interest-bearing loan to the executive to purchase the stock;

  . The Compensation Committee establishes a target award for each participant under the Long-Term Incentive Plan (the "LTIP"), which cash award is reduced if financial targets are not met.

The review of executive compensation conducted in mid-1998 established that the market for seasoned executive talent had changed dramatically and compensation elements had increased substantially. As a result, in July 1998, a grant of premium-priced stock options was made to certain executives. Premium-priced options are granted with an exercise price above the fair market value of the stock at the time of grant and are subject to strict forfeiture provisions. The primary purpose of these options is to strongly motivate executive officers to achieve outstanding returns for the Company's stockholders. Unlike fair market value options (under which the executive receives compensation from any increase in stock value after the date of grant) premium-priced options are designed so that an executive receives no compensation until the value of the stock exceeds the above-market exercise price. Thus stockholders will receive significant appreciation in their investment in the Company before executives can realize any gains on their premium priced options. The options were granted with exercise prices set at 33%, 66% and 100% premiums above the average fair market value for the 30 trading days preceding the date of grant, or $90.9332 per share, $113.4955 per share and $136.7416 per share, respectively. The Merger resulted in a change in control (see "Change in Control" at page 26), and thus these options have vested and are no longer subject to forfeiture.

Under the Company's LTIP, which was amended in 1997 principally to comply with
Section 162(m) of the Code, awards to named executive officers had been granted for the period April 1, 1996 though March 31, 1999, which awards are reflected in the Summary Compensation Table.

Policy Regarding Tax Deduction for Compensation Under Internal Revenue Code
Section 162(m)

Section 162(m) of the Code limits the Company's tax deduction to $1 million for compensation paid to certain executive officers named in the proxy statement unless the compensation is "performance-based" within the meaning of Section 162(m). The Committee's intention is and has been to comply with the requirements of Section 162(m) unless the Committee concludes that such compliance would not be in the best interest of the Company or its stockholders.

As noted above, the Merger was deemed to be a "change in control" under many of the Company's executive compensation programs. As a result, under the Long-Term Incentive Plan, awards granted in January and July, 1997 became payable. The awards, when granted, were performance based and so in the normal course payments would have been exempt from Section 162(m). However, regulations under
Section 162(m) specifically remove the "performance based compensation" protections from amounts paid on an accelerated basis, so LTIP payments which together with base salary exceed $1 million will not be deductible to the Company.

The McKessonHBOC 1994 Stock Option and Restricted Stock Plan (the "1994 Plan") restricts the maximum number of stock options that can be granted to an individual in any year to 600,000 shares. The Committee concluded that complying with this restriction in FY 1999, was not in the best interest of the Company or its stockholders. The much larger and more complex company that emerged from the Merger supports incentive compensation levels for named executives beyond the limits imposed under the 1994 Plan. The reorganization into three business units has increased the responsibilities of the business unit heads. The Company faces a unique challenge to retain key employees from both McKesson and HBOC and to foster a unified vision for the future. The Committee concluded that it was appropriate to make grants of options beyond the limit imposed, and outside the structure of the 1994 Plan. These grants are displayed in the table entitled "Option/SAR Grants in the Last Fiscal Year" on page 15.

Compensation of the Chief Executive Officer

Mark A. Pulido resigned from the Company effective July 15, 1999. Mr. Pulido's base salary of $850,000 for FY 1999 was established by the Board in April 1998 following a review of his performance for FY 1998. Goals were established at that time for FY 1999, which included specific targets for economic measures such as earnings per share, revenue growth, efficiency gain, strategy fulfillment and innovation, while qualitative measures were established for organization development, and communication with investors and employees. The Merger constituted a "change in control" under the terms of the LTIP which resulted in accelerated payments to Mr. Pulido of $6,000,000 during FY 1999. He also received a pro rata cash award of $189,000 under the LTIP for the four-year period ended March 31, 1999. Also during FY 1999, he was awarded options for 3,660,000 shares of common stock, 600,000 of which are premium-priced options, as described above. On March 26, 1999, the Company and Mr. Pulido entered into an Amended and Restated Employment Agreement (the "Agreement"), as more fully described under "Employment Agreements." In accordance with the terms of the Agreement, Mr. Pulido received a payment under the MIP for FY 1999 in the amount of $722,500. Future payments to Mr. Pulido will be paid in accordance with the terms of the Agreement.

                                          The Compensation Committee

                                          Alfred C. Eckert III, Chairman
                                          Tully M. Friedman
                                          Alton F. Irby III
                                          Carl E. Reichardt

Executive Compensation

Note: In the tables that follow, information is presented as to the stock ownership of certain executive officers. The Merger, which was accounted for as a pooling of interests, constituted a "change in control" under the Company's equity-based incentive plans (see "Change in Control" at page 26), which would have caused the acceleration of vesting for stock options and restricted stock. However, for certain tax and accounting reasons, such acceleration was generally postponed until the end of the pooling period, which occurred on April 22, 1999. This information has been reflected in footnotes, as appropriate.

The following table discloses compensation earned by the Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers") for the three fiscal years ended March 31, 1999:

                           Summary Compensation Table

                                     Annual Compensation             Long-Term Compensation
                                  ------------------------- -----------------------------------------
                                                                   Awards               Payouts
                                                            --------------------- -------------------
                                                     Other             Securities
                                                    Annual  Restricted Underlying           All Other
                                                    Compen-   Stock     Options/    LTIP     Compen-
                                  Salary    Bonus   sation   Award(s)     SARs     Payouts   sation
Name and Principal Position  Year   ($)    ($)(1)   ($)(2)    ($)(3)     (#)(4)    ($)(5)    ($)(6)
---------------------------  ---- ------- --------- ------- ---------- ---------- --------- ---------
Charles W. McCall(7)         1999 708,333 1,365,989      --       --   2,000,000         --     4,334
Chairman of the Board

Mark A. Pulido(7)            1999 850,000        --      --       --   3,660,000  6,189,000   525,972
President and Chief          1998 700,000 1,550,000  61,887       --     370,000    186,000   129,558
Executive Officer            1997 437,500   700,000 333,654  910,000     720,000    196,500    27,450

Albert J. Bergonzi(7)        1999 453,333   816,660      --       --   1,000,000         --        --
Executive Vice
President, President and
Chief Executive Officer,
Information Technology
Business

John H. Hammergren(7)        1999 420,000   622,100  76,992       --   1,219,850  1,566,150 1,676,275
Executive Vice               1998 401,667   396,006  73,733       --     109,666     43,400    29,434
President, President and     1997 350,000   295,000 478,739       --      84,000     22,925     9,148
Chief Executive Officer,
Supply Management
Business

David L. Mahoney(7)          1999 400,000   504,990      --       --   1,215,715  1,566,780 1,655,424
Executive Vice               1998 358,333   353,900  93,312       --     106,900     62,000    38,453
President, President and     1997 306,250   195,000      --       --      84,000     58,950    31,186
Chief Executive Officer,
Pharmaceutical Services
Business

--------
(1) Represents the portion of the Named Executive Officers' bonus award for FY 1999 under the MIP that was either paid in cash or deferred at the executives' election under DCAP II except for Messrs. McCall and Bergonzi whose bonus awards were paid by HBOC prior to the Merger pursuant to the HBOC short term incentive plan.

(2) Except as noted, the dollar value of perquisites and other personal benefits for each Named Executive Officer during FY 1999 was less than established reporting thresholds. Other Annual Compensation for FY 1999 includes for Mr. Hammergren an annual housing assistance payment of $50,000 which is equal to 1/10th of the original principal amount of the housing loan made to him and discussed under "Indebtedness of Executive Officers" on page 28.

(3) No restricted stock awards were made in FY 1999 to any Named Executive Officers. The number and value of the aggregate restricted stock holdings of the named executive officers on March 31, 1999 (based on the closing price for the Company's common stock of $66.00) were as follows: Mr. Pulido, 40,000 shares and $2,640,000; Mr. McCall, 0 shares and $0; Mr. Bergonzi, 0 shares and $0; Mr. Hammergren, 40,000 shares and $2,640,000; Mr. Mahoney, 0 shares and $0. Following the Merger, restrictions on the shares of restricted stock previously granted to Mr. Pulido were removed in accordance with the "change in control" provisions of the 1994 Plan. See "Note" above. The restrictions on Mr. Hammergren's restricted stock will lapse in January 2000.

(4) For FY 1999, includes shares granted on January 27, 1999, to the Named Executive Officers under the 1994 Plan pursuant to such persons' irrevocable election to receive a stock option grant in lieu of all or a portion of their respective bonus awards, if any, for FY 1999 under the MIP; Mr. Pulido, 60,000, Mr. Hammergren, 19,850 and Mr. Mahoney 15,715. Options granted to Messrs. McCall and Bergonzi in FY 1999 were cancelled upon their dismissals.

(5) Includes for FY 1999 accelerated payments under the LTIP resulting from the Merger, which constituted a "change in control" under the terms of the LTIP.

(6) For FY 1999, includes the aggregate value of (i) the Company's stock contributions under the PSIP, a plan designed to qualify as an employee stock ownership plan under the Code, allocated to the accounts of the Named Executive Officers as follows: Mr. Pulido, $17,018; Mr. Hammergren, $15,418; Mr. Mahoney, $17,136; (ii) employer matching contributions under the Supplemental PSIP, an unfunded nonqualified plan established because of limitations on annual contributions to the PSIP contained in the Code, as follows: Mr. Pulido, $500,765, Mr. Hammergren, $134,814, Mr. Mahoney, $125,288, Mr. McCall, $0,
  Mr. Bergonzi, $0, and (iii) above market interest accrued on deferred compensation for the following executive officers: Mr. Pulido, $8,189, Mr. Hammergren, $26,044 and Mr. Mahoney, $13,000. Amounts for Messrs. Hammergren and Mahoney include for each a $1.5 million retention payment, 50% of which is to be repaid if he voluntarily resigns from the Company within 12 months following the execution of his employment agreement. In FY 1999, HBOC paid the annual premium in the amount of $4,334 on a $1,000,000 term life insurance policy for the benefit of Mr. McCall and his family.

(7) Charles W. McCall and Albert J. Bergonzi became executive officers of the Company at the time of the Merger. On June 21, 1999, the Company announced that Mr. McCall had been removed as Chairman of the Board and dismissed as an employee and that Mr. Bergonzi had been dismissed as an employee for cause. Mr. Pulido resigned from the Company and Messrs. Hammergren and Mahoney were named Co-Presidents and Co-Chief Executive Officers effective July 15, 1999 (see "General Information" above).

The following table provides information on stock option grants during FY 1999 to the Named Executive Officers:

                   Option/SAR Grants in the Last Fiscal Year

                           Number of         % of Total
                           Securities       Options/SARs
                           Underlying        Granted to  Exercise or             Grant Date
                            Options         Employees in Base Price  Expiration Present Value
          Name           Granted (#)(1)     Fiscal 1999    ($/Sh)       Date      ($)(#)(2)
          ----           --------------     ------------ ----------- ---------- -------------
Charles W. McCall.......     600,000(3)(4)      3.88         73.00   01/26/2009  13,603,380
                           1,400,000(3)(4)      9.06         73.00   01/26/2009  31,741,220

Mark A. Pulido..........     200,000(5)         1.29       90.9332   05/28/2008   4,256,180
                             200,000(5)         1.29      113.4955   05/28/2008   3,128,060
                             200,000(5)         1.29      136.7416   05/28/2008   2,306,360
                              60,000(6)         0.39         73.00   01/26/2009   1,360,338
                             600,000(3)         3.88         73.00   01/26/2009  13,603,380
                           2,400,000(3)        15.53         73.00   01/26/2009  54,413,520

Albert J. Bergonzi......     600,000(3)(4)      3.88         73.00   01/26/2009  13,603,380
                             400,000(3)(4)      2.59         73.00   01/26/2009   9,068,920

John H. Hammergren......      66,666(5)         0.43       90.9332   05/28/2008   1,418,712
                              66,667(5)         0.43      113.4955   05/28/2008   1,042,692
                              66,667(5)         0.43      136.7416   05/28/2008     768,791
                              19,850(6)         0.13         73.00   01/26/2009     450,045
                             600,000(3)         3.88         73.00   01/26/2009  13,603,380
                             400,000(3)         2.59         73.00   01/26/2009   9,068,920

David L. Mahoney........      66,666(5)         0.43       90.9332   05/28/2008   1,418,712
                              66,667(5)         0.43      113.4955   05/28/2008   1,042,692
                              66,667(5)         0.43      136.7416   05/28/2008     768,791
                              15,715(6)         0.10         73.00   01/26/2009     356,295
                             600,000(3)         3.88         73.00   01/26/2009  13,603,380
                             400,000(3)         2.59         73.00   01/26/2009   9,068,920

--------
(1) No options were granted with stock appreciation rights ("SARs") and no freestanding SARs have ever been granted. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option with a fair market value equal to such obligations. As a result of the change in control at the time of the Merger, all of the options granted by the Company prior to the Merger and reflected in this table became immediately exercisable except for those options granted to Mr. Hammergren who executed a waiver for tax reasons. See Note under the heading "Executive Compensation" above. In the case of the other Named Executives Officers, they could not engage in any transactions related to their options until after the pooling period had elapsed.

(2) In accordance with Securities and Exchange Commission ("SEC") rules, a modified Black-Scholes option pricing model was chosen to estimate the grant date present value for the options set forth in this table. The assumptions used in calculating the reported value included: an option term of 5 years and a dividend yield of 1.5%; stock volatility, 31.4% and risk-free interest rate, 4.8%. The Company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near this value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

(3) The option exercise price of the indicated options was 100% of the fair market value on the date of grant. The options become exercisable in installments of 50% on the second anniversary of the date of grant, and 25% on each of the third and fourth anniversaries of the date of grant and expire ten years after the date of the grant.

(4) As a result of their dismissals as employees, those options granted to Messrs. McCall and Bergonzi in FY 1999 were cancelled. None of these options was exercisable prior to its cancellation.

(5) The indicated options are premium-priced stock options with an option term of ten years from the date of grant, which options vested following the "change in control" resulting from the Merger.

(6) The indicated stock options were granted to the Named Executive Officers pursuant to such persons' irrevocable elections to receive a stock option grant under the 1994 Plan in lieu of all or a portion of their respective bonus awards for FY 1999 under the MIP. The number of options granted was determined by dividing the amount of the bonus deferral by the cash conversion value of $14.00 per share. The conversion value is set each November for the following calendar year and is based on the discounted Black-Scholes valuation of the Company's common stock. The option exercise price was 100% of the fair market value on the date of grant. The options become fully exercisable on the first anniversary of the date of grant and expire ten years after the date of the grant.

The following table provides information on the value of each of the Named Executive Officers' Options at March 31, 1999:

            Aggregated Option/SAR Exercises in the Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                                 Number of Securities      Value of Unexercised
                                                Underlying Unexercised     In the Money Options/
                           Shares                   Options/SARs at               SARs at
                          Acquired     Value      March 31, 1999 (#)       March 31, 1999 ($)(2)
                         on Exercise Realized  ------------------------- -------------------------
          Name               (#)      ($)(1)   Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ----------- --------- ------------------------- -------------------------
Charles W. McCall.......   155,400   4,046,486     148,000/3,036,000(3)             0/11,094,080
Mark A. Pulido..........         0           0     250,000/4,500,000(4)     9,431,250/28,019,984
Albert J. Bergonzi......    44,400   2,541,660     140,896/1,544,640(3)     3,220,220/11,777,544
John H. Hammergren......         0           0      85,666/1,407,850(4)     2,861,031/ 5,904,621
David L. Mahoney........         0           0     368,600/1,391,215(4)    19,821,679/ 5,392,121

--------
(1) Fair market value of securities underlying options on the date of exercise minus the exercise price.

(2) Calculated based upon the fair market value share price of $66.00 on March 31, 1999, less the share price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value. As of July 12, 1999 the closing price of the Company's common stock was $32.875.

(3) The number of options indicated as exercisable and unexercisable for Messrs. McCall and Bergonzi was adjusted following their dismissals as employees of the Company. For Mr. McCall, the options exercisable and unexercisable as of June 18, 1999, were 1,184,000 and 0, respectively; and for Mr. Bergonzi, 685,000 and 0, respectively. All options granted to them by the Company subsequent to the Merger were cancelled. Pursuant to the "change in control" provisions of the HBOC option plans under which their options were granted prior to the Merger, the vesting of such options generally accelerates so that they become immediately exercisable as of the date of termination of employment, and remain available for exercise for the full terms of the original option grants. The table above reflects this treatment.

(4) As explained in the Note above under the heading "Executive Compensation," the vesting of options granted to Messrs. Pulido, Hammergren and Mahoney prior to January 1999 accelerated at the end of the pooling period on April 22, 1999 (except for 172,850 options granted to Mr. Hammergren, as to which he waived acceleration). Accordingly, as of April 22, 1999, the options exercisable and unexercisable were as follows: Mr. Pulido, 1,690,000 and 3,060,000; Mr. Hammergren, 300,816 and 1,192,700; and Mr. Mahoney, 744,100
    and 1,015,715. Mr. Pulido's options will continue to vest through March 31, 2004 pursuant to the terms of his employment agreement, as more fully described under "Employment Agreements" begining on page 23.

            Long-Term Incentive Plan Awards in the Last Fiscal Year

                                        Estimated Future Payouts Under                    Estimated Future Payouts Under
                       Performance or   Non-Stock Price-Based Plans(1)   Performance or   Non-Stock Price-Based Plans(1)
                        Other Period   --------------------------------   Other Period   --------------------------------
                      Until Maturation Threshold    Target    Maximum   Until Maturation Threshold    Target    Maximum
        Name             or Payout        ($)        ($)        ($)        or Payout        ($)        ($)        ($)
        ----          ---------------- --------------------- ---------- ---------------- --------------------- ----------
Charles W. McCall....   Three years             0          0          0    Five years             0          0          0
Mark A. Pulido.......   Three years     1,250,000  5,000,000  5,000,000    Five years     1,250,000  5,000,000  5,000,000
Albert J. Bergonzi...   Three years     1,250,000  5,000,000  5,000,000    Five years     1,250,000  5,000,000  5,000,000
John H. Hammergren...   Three years     1,250,000  5,000,000  5,000,000    Five years     1,250,000  5,000,000  5,000,000
David L. Mahoney.....   Three years     1,250,000  5,000,000  5,000,000    Five years     1,250,000  5,000,000  5,000,000

--------
(1) The table above represents potential payouts of cash awards, if earned, upon completion of the three and five-year incentive periods beginning January 27, 1999 and ending January 27, 2003. Twenty-five percent of the amounts shown in the Maximum column will be paid on the completion of three and five years of service. Any payment in excess of 25% of the maximum is performance-based and will be contingent upon the Company's Total Shareholder Return ("TSR"), performance percentile at the end of the performance period as defined in the LTIP. One hundred percent of the maximum amount will be paid if the average TSR for the performance period is at or above the 75th percentile of the S&P 500 without the financial institutions. Lower awards will be paid for lower performance. No awards above the service-based 25% of maximum will be paid if TSR is less than the 50th percentile. There are no target awards as such under the LTIP. The amount shown in the Target column represents the amount of the maximum which would have been paid based on the Company's TSR return for the five-year period ended March 31, 1999. In the case of Mr. Bergonzi, this award was cancelled upon his dismissal.

Stock Price Performance Graph

The following graph compares the cumulative total stockholder return* on the Company's common stock beginning on November 21, 1994, when the Company completed the PCS Transaction,** and for the periods indicated with the Standard & Poor's 500 Index and the Value Line Health Care Sector Index (composed of 107 companies in the health care industry, including the Company). The stock price performance depicted in the performance graph (i) is not necessarily indicative of future price performance and (ii) does not reflect the price of the Company's common stock following its April 28, 1999 announcement that it would restate its financial results for the fourth quarter and fiscal year ended March 31, 1999. The closing price for the Company's common stock on March 31, 1999 was $66.00; and on April 28, 1999 it was $34.50.

[PERFORMANCE GRAPH APPEARS HERE]

                          11/21/94 03/31/95 03/31/96 03/31/97 03/31/98 03/31/99
                          -------- -------- -------- -------- -------- --------
McKessonHBOC............. $100.00  $134.69  $174.59  $222.29  $405.46  $466.01
S&P 500 Index............ $100.00  $111.35  $147.13  $176.47  $261.38  $309.16
Value Line HealthCare
 Index................... $100.00  $113.49  $164.37  $200.15  $316.32  $393.72

--------
 * Assumes $100 invested in the Company's common stock and in each index on November 21, 1994 and that all dividends are reinvested.

** The Company was organized in the state of Delaware on July 7, 1994, as a wholly-owned subsidiary of McKesson Corporation, a Delaware corporation ("Old McKesson"), for the purpose of owning and operating the businesses of Old McKesson following the acquisition of Old McKesson's pharmaceutical benefits management business (the "PCS Business") by a subsidiary of Eli Lilly and Company (the "PCS Transaction"). As part of the PCS Transaction on November 21, 1994 the Company acquired all of the assets and liabilities of Old McKesson, other than those related to the PCS Business, and Old McKesson distributed to its stockholders one share of the Company's common stock for each share of Old McKesson common stock outstanding as of November 19, 1994. The Company had no material assets, operations or activities prior to November 21, 1994. After that date, the Company has continued the businesses of Old McKesson, other than the PCS Business, on an uninterrupted basis.

2. Approval of the McKesson HBOC, Inc. Employee Stock Purchase Plan

The Board of Directors Recommends a Vote FOR the Plan

The McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") is being submitted for approval by the Company's stockholders at the 1999 Annual Meeting, to permit participation in the plan by certain employees of the Company and its subsidiaries who are not currently eligible to participate.

The Employee Stock Purchase Plan is designed to provide employees, including officers, with an opportunity to purchase shares of the Company's common stock on favorable terms by means of an automatic payroll deduction mechanism. The Employee Stock Purchase Plan is intended to qualify under Section 423 of the Code.

The Employee Stock Purchase Plan, which was assumed by the Company in the Merger, was originally adopted by the HBOC Board of Directors on November 11, 1997, and was approved by the HBOC stockholders on May 12, 1998. Since the Merger, employees of HBOC and its subsidiaries have continued to participate in the plan, but other employees of the Company and its subsidiaries have been excluded from participation by the terms of the plan.

The Company's Board of Directors has amended the Employee Stock Purchase Plan to permit participation by substantially all employees of the Company. To reflect such increased participation, the Board of Directors has also approved an increase in the number of shares of common stock reserved for issuance under the plan from 1,100,000 to 6,100,000 (subject to adjustment for any stock split, stock dividend or other relevant change in the Company's capitalization). These changes are subject to stockholder approval. The Board has also made a number of technical amendments with regard to administration of the Employee Stock Purchase Plan.

A vote in favor of the Employee Stock Purchase Plan will permit participation in the plan by certain employees of the Company and its subsidiaries who are not currently eligible to participate, and increase the number of shares available for purchase under the plan. A vote not to approve the Employee Stock Purchase Plan will mean that only employees of HBOC and its subsidiaries will continue to participate in the plan, and that the number of shares reserved for issuance under the plan will remain at 1,100,000.

The following summary of the Employee Stock Purchase Plan is qualified by reference to the full text of the Employee Stock Purchase Plan, a copy of which is attached as Appendix A.

Plan Administration; Eligible Employees

The Employee Stock Purchase Plan is administered by the Compensation Committee of the Board, which has the authority to make rules and regulations governing the plan. Committee members will in general be indemnified by the Company with respect to the plan.

Substantially all employees of the Company who work at least 20 hours per week and more than five (5) months in any calendar year will be eligible to participate in the plan. As of June 1, 1999 approximately 7,940 employees of HBOC and its subsidiaries were eligible to participate in the Employee Stock Purchase Plan, and 3,142 employees had elected to participate. If the Employee Stock Purchase Plan is approved by the stockholders, an additional 23,000 employees of the Company would become eligible to participate in the plan.

Purchase Periods; Payroll Deductions; Purchase Price

The Employee Stock Purchase Plan will generally be implemented by a series of year-long offerings (each one a "Purchase Period") beginning on April 1st of each calendar year (the "Offering Date"). Certain adjustments with respect to the Purchase Period have been made in connection with the Merger, and if the Employee Stock Purchase Plan is approved by stockholders, a new Purchase Period will begin shortly following the date of the 1999 Annual Meeting, in order that newly-eligible employees may begin participating in the plan.

Each eligible employee may become a participant in the Employee Stock Purchase Plan by making an election, prior to any Offering Date, authorizing regular payroll deductions during the following Purchase Period, the amount of which may not exceed 10% of a participant's compensation for any payroll period and certain other limitations imposed by the Code.

Payroll deductions are credited to a cash account for each participant. At the end of each Purchase Period, the funds in each cash account will be used to purchase shares of the Company's common stock, which are then held in a stock account. A participant has the right to vote the shares credited to his or her stock account, and may withdraw these shares at any time.

The purchase price of each share of the Company's common stock will be the lesser of (i) 85% of the fair market value of the Company's common stock on the first day of the Purchase Period, or (ii) 85% of the fair market value of the Company's common stock on the last day of the Purchase Period. The purchase price is subject to adjustment to reflect certain changes in the Company's capitalization.

Effect of Termination of Employment of Participant

If a participant terminates employment with the Company and its subsidiaries during a Purchase Period, the balance of the participant's cash account will either be returned to the participant or held in the cash account until the end of the Purchase Period and applied to purchase the Company's common stock.

Non-Transferability of Purchase Rights

Rights to acquire the Company's common stock under the Employee Stock Purchase Plan are not transferable by any participant and may in general be exercised only by the participant.

Amendment; Termination of Plan

The Board may amend the Employee Stock Purchase Plan in any respect. However, any amendment increasing the number of shares of the Company's common stock reserved under the plan or changing the designated class of employees eligible to participate in the plan must be approved by the stockholders of the Company.

The Employee Stock Purchase Plan will terminate when the number of shares available for issuance under the plan has been substantially exhausted, or at any earlier time by action of the Board.

New Plan Benefits

Because levels of participation and the eventual purchase prices are not presently known, the future benefits to be received by any person under the Employee Stock Purchase Plan are not determinable at this time.

Certain Federal Income Tax Effects

The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively.

The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. As a result, a participant will pay no Federal income tax upon enrolling in the Employee Stock Purchase Plan or upon purchase of shares under the plan. A participant may recognize income and/or capital gain or loss upon the sale or other disposition of shares purchased under the plan, the amount and character of which will depend on whether the shares are held for at least one year after the last day of the Purchase Period in which the shares were purchased (the "Required Holding Period").

If the participant sells or otherwise disposes of the shares before expiration of the Required Holding Period, the participant will recognize ordinary income in the year of the sale in an amount equal to the excess of (i) the fair market value of the shares on the purchase date over (ii) the purchase price paid by the participant for the shares. The Company will be entitled to a Federal income tax deduction in the same amount.

In contrast, if the participant holds the shares until after the Required Holding Period expires, the participant will generally recognize ordinary income at the time of sale in an amount equal to the lesser of (i) 15 percent of the fair market value of the shares on the first day of the Purchase Period in which the shares were purchased, or (ii) the excess of the fair market value of the shares at the time the shares were sold over the purchase price of the shares. The Company will not in this case be entitled to any deduction for Federal income tax purposes.

Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by the participant from the sale of shares that have been held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of shares held for 12 months or less will be subject to tax at ordinary income rates.

3. Proposal to Amend the McKesson HBOC, Inc. Stock Purchase Plan

The Board of Directors Recommends a Vote FOR the Amendment to the Stock Purchase Plan

On April 26, 1999, the Board of Directors, subject to approval of the Company's stockholders, amended the McKesson HBOC, Inc. Stock Purchase Plan (the "SPP") to make available for purchase thereunder an additional 2,500,000 shares of the Company's common stock. The SPP was (i) originally approved by the stockholders of the Company's predecessor in 1973, (ii) amended with stockholder approval in 1974 to add 400,000 additional shares to the SPP, (iii) assumed by the Company in November 1994 and (iv) amended and restated with stockholder approval in 1997, among other things to add 450,000 shares to the SPP. The SPP provides for the grant to designated key employees of rights to purchase shares of the Company's common stock at a price equal to its closing price on the New York Stock Exchange on the date the right is exercised.

Administration

The SPP is administered by the Committee consisting of not less than two directors of the Company appointed by the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"). The Committee has the right to interpret the SPP and make final and binding determinations in connection with the SPP.

Eligibility

Rights may be granted under the SPP to those key employees of the Company designated from time to time by the Committee. No member of the Committee is eligible to receive benefits under the SPP.

Stock Subject to the Plan

As of June 30, 1999, 10,200 shares remained available for issuance pursuant to future grants of rights to purchase the Company's common stock under the SPP. Approval of the proposed amendment to the SPP would make an additional 2,500,000 shares available for issuance pursuant to future grants under the SPP.

Terms and Conditions of the Purchase Rights; Purchase Price

The purchase price of the Company common stock subject to rights granted under the SPP will be not less than the fair market value of the Company common stock on the date the right is exercised, which for purposes of the SPP is the closing price of the Company common stock on the New York Stock Exchange
(NYSE). Each person granted a right to purchase Company common stock under the SPP will have at most thirty days in which to exercise the purchase right. Purchases will be evidenced by a written Stock Purchase Agreement, on terms and conditions established by the Committee, which may provide for the payment of the purchase price (i) in cash, (ii) entirely by a promissory note or (iii) by any combination of cash and promissory note. Stock purchased by an employee under the SPP will be pledged to the Company as collateral for the purchase loan upon terms and conditions set forth in the Stock Purchase Agreement.

Voting and Dividend Rights

Shares purchased under the SPP are entitled to voting, dividend and other rights of holders of shares of the Company's common stock.

Amendment and Termination

The Board of Directors may at any time suspend, terminate or amend the SPP as it may deem advisable.

Change In Control

In the event of a change in control of the Company, the shares being held as collateral against outstanding SPP loans will be released from all transfer and pledge restrictions and the remaining balances due under the promissory notes will become due and payable within a limited period of time following the change in control.

New Plan Benefits

It has not yet been determined which executives will be granted awards under the SPP if the proposed amendment to add 2,500,000 shares to the SPP is approved by stockholders. In FY 1999, the most recent year in which awards were made under the SPP, the following awards were made:

                                                                   Dollar Value
                                                         Number of   on Date
                          Name                            Shares   of Purchase
                          ----                           --------- ------------
Charles W. McCall.......................................        0           --
Mark A. Pulido..........................................        0           --
Albert J. Bergonzi......................................        0           --
John H. Hammergren......................................        0           --
David L. Mahoney........................................        0           --
Executive Officer Group (8 persons, including those
 named above)...........................................   20,000  $ 1,276,350
Non-Executive Officer Group (63 persons)................  540,000   34,458,750

The consideration for each purchase was an initial cash payment of the $.01 per share par value of the common stock plus delivery of a full recourse promissory note for the balance of the purchase price, bearing interest at an annual rate of 4.7%, and payable in full on February 5, 2004, subject to the terms of the SPP and a Stock Purchase Agreement entered into between the Company and the purchaser.

Any stockholder may obtain a copy of the current SPP by writing to the Secretary of the Company, One Post Street, San Francisco, California 94104.

Employment Agreements, Executive Severance Policy and Termination of Employment and Change in Control Arrangements

Employment Agreements

The Company has entered into an employment agreement ("Agreement") with each of Messrs. Pulido, Bergonzi, Hammergren and Mahoney, but not with Mr. McCall, that provides for, among other things, the term of employment, compensation and benefits payable during the term of the Agreement as well as for specified payments in case of termination of employment. The term of each Agreement is until March 31, 2003, except for Mr. Pulido's Agreement which runs until March 31, 2004. In each case, the Agreement provides that the executive will participate in all compensation and fringe benefit programs made available to all executive officers.

The Company may terminate any of the executives, under the terms of their respective Agreements, for "Cause" (as defined in each Agreement) in which case the Company's obligations under the Agreements cease.

Mr. Bergonzi's Agreement provided for an annual base salary of at least $580,000, and a retention payment of $6 million, 50% of which was to have been repaid upon his voluntary resignation from the Company within 12 months from the effective time of the Merger. He had been granted an LTIP award of $10 million payable, if earned, 50% at the end of three years, and 50% at the end of five years, which amounts would have been reduced accordingly had financial targets not been met. He was granted a nonqualified option for 1 million shares of the Company's common stock and he purchased 100,000 shares of the Company's common stock under the 1999 Executive Stock Purchase Plan. Mr. Bergonzi was dismissed as an employee for cause on June 18, 1999. Accordingly, the Company's obligations under his Agreement ceased on that date, he did not receive a retention payment and his awards under his Agreement have been cancelled.

Messrs. Hammergren's and Mahoney's Agreements provide for an annual base salary of at least $500,000 and a retention payment of $1.5 million, 50% of which is to be repaid if either such executive voluntarily resigns from the Company within 12 months following the execution of the Agreement. Each of Messrs. Hammergren and Mahoney will be granted incentive compensation, if any, as determined by the Compensation Committee. Each has been granted an LTIP award of $10 million payable, if earned, 50% at the end of three years, and 50% at the end of five years, which amounts will reduced accordingly if financial targets are not met. Each was granted a nonqualified option for 1 million shares of the Company's common stock and each purchased 100,000 shares of the Company's common stock under the 1999 Executive Stock Purchase Plan (see "Indebtedness of Executive Officers" on page 28).

Mr. Pulido's Agreement provides for an annual base salary of at least $850,000 and such additional incentive compensation, if any, as may be determined by the Board of Directors. For fiscal year 1999, any incentive compensation awarded to Mr. Pulido under the Company's MIP shall be calculated using an Individual Target Award of 85% of his base salary. For fiscal year 2000 and thereafter any incentive compensation awarded to Mr. Pulido under the Company's MIP will be calculated using an Individual Target Award of 100% of his base salary for the applicable year. Mr. Pulido has resigned from the Company effective July 15, 1999. As a result, in addition to his base salary and any incentive compensation, pursuant to his Agreement, the Company will continue Mr. Pulido's participation in "DCAP II" and his automobile allowance until March 31, 2004, the accrual and vesting of his rights and benefits under the Executive Survivor Benefits Plan ("ESBP") and Executive Benefit Retirement Plan ("EBRP"), and with respect to these two plans, calculated on the basis of his receiving (i) Approved Retirement commencing on the expiration of his Agreement and (ii) with respect to the EBRP, a benefit calculated on the basis of the greater of 60% or the maximum percentage of Average Final Compensation then specified in the EBRP without any reduction for early retirement (see "Pension Benefits"), continue the vesting of all awards under the Company's Stock Option and Restricted Stock Plans and LTIP until March 31, 2004, and provide him with lifetime coverage under the Company's Executive Medical Plan and financial counseling program, office space and secretarial support.

In the event any executive is prevented from performing his duties under his respective Agreement due to a disability, the Company shall continue to pay the current salary during the period of disability, provided however that if the executive is continuously disabled for more than 12 months, the Company's obligations under the Agreement cease. In the event of death of the executive during the term of the Agreement, his salary will continue to be paid to his surviving spouse for six months following the death and thereafter the Company's obligations under the Agreement cease.

The Company may terminate Messrs. Hammergren and Mahoney other than for "Cause" or each such executive may terminate for "Good Reason" under the terms of their respective Agreements (each as defined in each Agreement), in which case the Company's obligations generally will continue for the remainder of the term of the Agreement in lieu of any benefits payable under the Executive Severance Policy so long as payments and benefits equal or exceed those under that Policy; stock options granted prior to January 1, 1999 will continue to vest according to their original vesting schedule and options granted after January 1, 1999 will be cancelled. Continuing salary payments made under the Agreement are reduced by any compensation received from a subsequent employer. If either of Messrs. Hammergren or Mahoney voluntarily terminates his employment other than for "Good Reason" prior to the expiration of his Employment Agreement, the Company is under no obligation to make any additional payments or provide any benefits to either executive.

Mr. Bergonzi agreed not to become associated with any business competing with the Company or any affiliated company for a period of one-year following his termination of employment. Each executive agreed not to solicit employees or customers of the Company following his termination of employment.

  The Company anticipates entering into new employment agreements with Messrs. Hammergren and Mahoney reflecting their new positions and increased responsibilities as of July 15, 1999. The Board of Directors has authorized the following terms for these agreements. The term of the agreements is until March 31, 2004, and will be automatically extended by one year on March 31, 2004, and thereafter, unless either party gives notice that the term will not be extended. Each agreement will provide for, among other things, an annual base salary of at least $750,000 and additional incentive compensation, if any, as may be determined by the Board of Directors. Any incentive compensation awarded to either executive under the Company's MIP shall be calculated using an Individual Target Award of 100% of base salary. In addition, each executive will be granted options to purchase 2,000,000 shares of Company common stock. Each agreement will provide that, in the event (i) the Company terminates the executive without "Cause," (ii) the executive terminates for "Good Reason" (each as to be defined in the agreements) or (iii) the Company elects not to extend the term of the agreement, the executive will be entitled to receive payment of his then base salary and incentive compensation (using an Individual Target Award of 100% of base salary), for the remainder of the term of the agreement, but in no event for less than two years, continued participation in the DCAP II for the term of the agreement, continued accrual and vesting in his rights and benefits under the ESBP and EBRP, calculated on the basis of his receiving (A) Approved Retirement commencing on the expiration of the agreement and (B) with respect to the EBRP, a benefit calculated on the basis of 60% of Average Final Compensation then specified in the EBRP without any reduction for early retirement (see "Pension Benefits"); lifetime coverage under the Company's Executive Medical Plan and financial counseling program, with respect to LTIP awards granted January 27, 1999, receive such awards in accordance with the terms and conditions applicable to Approved Retirement with the exception that the "Service-based Portion of the Target Award" shall be paid as if executive continued employment throughout the performance period; and if such termination occurs prior to August 1, 2000, acceleration of vesting of all unvested options granted to the executive prior to July 1, 1999, and 50% of the unvested options granted to the executive after July 1, 1999, and if such termination occurs on or after August 1, 2000, acceleration of vesting of all unvested options. In the event such termination occurs within two years following a Change in Control (to be defined in the agreement), executive will be entitled to a gross-up payment to cover the excise taxes and interest imposed on "excess parachute payments" as defined in Section 280G of the Code.

Executive Severance Policy

The Company has implemented an Executive Severance Policy (the "Policy"), which applies in the event an executive officer is terminated by the Company for reasons other than for cause at any time other than within two years following a change in control (as defined in the Policy) of the Company. The benefit payable to executive officers under the Policy is equal to 12 months' base salary plus one month's pay per year of service, up to a maximum of 24 months. Such benefits would be reduced or eliminated by any income the executive officer receives from subsequent employers during the severance payment period and discontinued in the event the executive officer is employed by a competitor. Executive officers who are age 55 or older and have 15 or more years of service with the Company at the time of such involuntary termination are granted "approved retirement" for purposes of the EBRP and the ESBP. The Policy also provides that, upon such involuntary termination, awards under the LTIP are prorated for all cycles then in progress. In addition, vesting of stock options and lapse of restrictions on restricted stock awards will cease as of the date of termination, and no severance benefits will be paid beyond age 62.

Termination of Employment and Change in Control Arrangements

The Company has entered into termination agreements with 16 executive officers, including Messrs. Pulido, Bergonzi, Hammergren and Mahoney, but not with Mr. McCall. The termination agreements operate independently of the Policy, continue through December 31 of each year, and are automatically extended in one-year increments until terminated by the Committee (or by the Board of Directors in the case of the Chief Executive Officer). The agreements are automatically extended for a period of two years following any change in control.

The termination agreements provide for the payment of certain severance and other benefits to executive officers whose employment is terminated within two years of a change in control of the Company. Specifically, if following a change in control, the executive officer is terminated by the Company for any reason, other than for "Cause" (as defined in the agreements), or if such executive officer terminates his or her employment for "Good Reason" (as that term is defined in the termination agreements), then the Company will pay to the executive officer, as severance pay in cash, an amount equal to 2.99 times his or her "base amount" (as that term is defined in Section 280G of the Code) less any amount which constitutes a "parachute payment" (as defined in

Section 280G). The Company will also continue the executive officer's coverage in the health and welfare benefit plans in which he or she was a participant as of the date of termination of employment, and the executive officer will continue to accrue benefits under the EBRP, in both such cases for the period of time with respect to which the executive officer would be entitled to payments under the Policy described above if the executive officer's termination of employment had been covered by such Policy. In addition, if the executive officer is age 55 or older and has 15 or more years of service (as determined under such plan on the date of executive's termination of employment), then such termination will automatically be deemed to be an "Approved Retirement" under the terms of the EBRP. The amount of severance benefits paid shall be no higher than the amount that is not subject to disallowance of deduction under Section 280G of the Code.

Change in Control

For purposes of the termination agreements and as used elsewhere in this proxy statement, a "change in control" is generally deemed to occur if: (i) any "person" (as defined in the Securities Exchange Act of 1934, as amended) other than the Company or any of its subsidiaries or a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, acquires securities representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

Pension Benefits

The table below illustrates the estimated combined annual benefits payable upon retirement at age 62 under the Company's qualified retirement plan and supplemental EBRP in the specified compensation and years of service classifications. The benefits are computed as single life annuity amounts.

                                Years of Service

 Five Year
  Average
Compensation       15            20             25             30             35
------------    --------     ----------     ----------     ----------     ----------
$  600,000      $279,300     $  332,400     $  360,000     $  360,000     $  360,000
$  800,000       372,400        443,200        480,000        480,000        480,000
$1,000,000       465,500        554,000        600,000        600,000        600,000
$1,200,000       558,600        664,800        720,000        720,000        720,000
$1,400,000       651,700        775,600        840,000        840,000        840,000
$1,600,000       744,800        886,400        960,000        960,000        960,000
$1,800,000       837,900        997,200      1,080,000      1,080,000      1,080,000
$2,000,000       931,000      1,108,000      1,200,000      1,200,000      1,200,000

The compensation covered under the plans whose benefits are summarized in the above table includes the base salary and annual bonus amounts reported in the Summary Compensation Table plus any annual bonus amounts foregone for grants of bonus options.

The estimated years of service for purposes of the EBRP at March 31, 1999 for each of the executive officers named in the Summary Compensation Table are as follows: Mr. Pulido, 2; Mr. McCall, 0; Mr. Bergonzi, 0; Mr. Hammergren, 3; Mr. Mahoney, 8.

The benefit under the EBRP is a percentage of final average pay based on years of service or as determined by the Board of Directors. The maximum benefit is 60% of final average pay. The total paid under the EBRP is not reduced by Social Security benefits but is reduced by those benefits payable on a single life basis under the Company's qualified retirement plan and the annuitized value of the Retirement Share Plan allocations of Company common stock made to the PSIP assuming 12% growth in the value of the stock. Mr. Pulido will receive benefits from the EBRP based on 60% of final pay and not reduced by any early retirement reduction (see "Employment Agreements").

Certain Relationships and Related Transactions

A limited partnership established by the Pulido family ("PLP"), holds an interest of approximately 62% in Humco Holdings Group, Inc. ("HHG"), which is a supplier of certain over-the-counter sundry products and vitamins, minerals and supplements. A brother of Mr. Pulido is the Chairman and Chief Executive Officer of HHG and holds a 40% interest in PLP. The Company has purchased products from HHG for more than 40 years, most recently pursuant to a five-year contract executed in August 1998. During fiscal year 1999, aggregate purchases by the Company from HHG totaled approximately $5.3 million and are expected to be slightly higher in fiscal year 2000. Mark Pulido holds a 24.66% interest in PLP, his father, approximately 16%, another brother, approximately 8% and his sister, less than 1%.

The Company and its subsidiaries also engage in transactions in the ordinary course of business with unaffiliated companies of which certain of the Company's non-employee directors are directors and/or executive officers. The Company does not consider the amounts involved in such transactions to be material in relation to the businesses of such other Companies or the interests of the directors involved. The Company anticipates that similar transactions will occur in FY 2000.

Indebtedness of Executive Officers

Under the 1999 ESPP, full recourse unsecured loans for the purchase of Company common stock, such loans having a term of five years, bearing interest at the rate of 4.7% per annum, were made on February 5, 1999 (the "Purchase Date") to six executive officers, including the Named Executive Officers, other than Mr. McCall. Pursuant to the 1999 ESPP, Mr. Pulido purchased 150,000 shares and Messrs. Bergonzi, Hammergren and Mahoney purchased 100,000 shares each, all at a purchase price of $63.8125 per share, which was the fair market value of the Company's common stock on the Purchase Date. In addition, under the SPP full recourse loans, having a term of five years, bearing interest at the rate of 4.7% per annum, were made on the Purchase Date to certain executive officers and other key executives not named in the Summary Compensation Table. Such loans were for the purchase of Company common stock at the fair market value on the Purchase Date and are secured by a pledge of the shares purchased under the SPP. In fiscal years 1998, 1997, and 1995 loans to certain executive officers named in the Summary Compensation Table and other executive officers of the Company were made to purchase Company common stock at the fair market value on the dates of purchase, bearing interest at rates ranging from 7.1% to 8% per annum. All shares purchased by the executive officers under the 1999 ESPP and the SPP are included in the Security Ownership of Directors and Executive Officers table on page 3.

The table below shows as to each executive officer who was indebted to the Company in an amount exceeding $60,000 at any time during the period April 1, 1998 through June 30, 1999, (i) the largest aggregate amount of indebtedness outstanding during such period, and (ii) the amount of indebtedness outstanding at June 30, 1999. For each individual listed in the table below, unless additional loans are described later in this paragraph, the indebtedness shown resulted from loans previously outstanding or those made on the Purchase Date under the 1999 ESPP or under the SPP. The indebtedness shown for Mr. Hammergren also includes the balance owed on a secured housing loan in the original principal amount of $500,000. The indebtedness shown for Ms. Yodowitz also includes balances owed on secured housing loans in the original principal amounts of $500,000 and $150,000. These housing loans are without interest unless and until the individuals fail to pay any amount under the loans when due, and thereafter at a market rate. The indebtedness shown for Mr. Hawkins also includes the balance owed on a secured housing loan in the amount of $300,000, bearing interest at the rate of 7.1% per annum. See Footnote 2 to the Summary Compensation Table on page 14 for further information regarding the housing loan made to Mr. Hammergren.

                                                         Largest     Amount of
                                                        Aggregate   Indebtedness
                                                        Amount of   at June 30,
                                                       Indebtedness     1999
                                                       ------------ ------------
     Albert J. Bergonzi............................... $ 6,455,619  $ 6,455,619
     John H. Hammergren...............................   8,535,910    8,535,910
     Richard H. Hawkins...............................   8,427,768    8,427,768
     David L. Mahoney.................................   8,110,908    8,110,908
     Ivan D. Meyerson.................................   2,554,053    2,554,053
     Mark A. Pulido...................................  17,802,042   17,802,042
     Heidi E. Yodowitz................................   1,941,124    1,941,124

Independent Auditors

At the recommendation of the Audit Committee, the Board of Directors has reappointed the firm of Deloitte & Touche LLP as the principal independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2000, such appointment to continue at the pleasure of the Board of Directors. Deloitte & Touche LLP has acted as the Company's independent auditors for several years, is knowledgeable about the Company's operations and accounting practices, and is well qualified to act in the capacity of independent auditors.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Act requires the Company's directors, its executive officers and persons who own more than ten percent of the Company's common stock to file reports regarding their ownership of the Company's common stock and any subsequent changes in that ownership with the SEC, the NYSE and the Company. Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required to be filed for those persons, the Company believes that, during the last fiscal year, all such reporting requirements were satisfied.

Solicitation of Proxies

The Company is paying the cost of preparing, printing and mailing these proxy materials. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. The Company has engaged Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the solicitation of proxies. We expect Georgeson's fee to be approximately $10,000, plus out-of-pocket expenses. A few officers and employees of the Company may also participate in the solicitation without additional compensation.

Other Matters

In addition to voting choices specifically marked, and unless otherwise indicated by the stockholder, the proxy card confers discretionary authority on the named proxy holders to vote on any matter that properly comes before the Meeting which is not described in these proxy materials. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Meeting.

Advance Notice Procedures

Under the Company's Restated By-Laws, no business may be brought before an annual meeting except as specified in the notice of meeting (which includes stockholder proposals that the Company is required to include in its proxy statement under Rule 14a-8 of the Act) or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Restated By-Laws and required to be included) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate and apart from, and in addition to, the SEC's requirements that a stockholder must meet to have a stockholder proposal included in the Company's proxy statement under Rule 14a-8.

The Restated By-Laws also provide that nominations for Director may be made only by the Board or a Board committee, or a stockholder entitled to vote who delivered notice not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting.

A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Secretary of the Company at the address below.

Stockholder Proposals for 2000 Annual Meeting

Proposals intended for inclusion in next year's proxy statement should be sent to the Secretary of the Company at the principal executive offices of the Company, One Post Street, San Francisco, CA 94104, and must be received by March 24, 2000.

                                          By Order of the Board of Directors


                                          IVAN D. MEYERSON
                                          Senior Vice President, General
                                          Counsel and Secretary

July 21, 1999

A copy of the Company's Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended March 31, 1999, excluding certain exhibits thereto, may be obtained without charge, by writing to Investor Relations, Box K, McKesson HBOC, Inc., One Post Street, San Francisco, CA 94104.

                                                                      Appendix A

                              McKesson HBOC, Inc.
                       1998 Employee Stock Purchase Plan

                 As Amended and Restated Through April 26, 1999

WHEREAS, the Board of Directors of HBO & Company, a Delaware corporation ("HBOC"), adopted the 1998 Employee Discount Stock Purchase Plan on November 11, 1997, subject to the approval of the stockholders of HBOC, which approval was obtained on May 12, 1998; and

WHEREAS, McKesson Corporation, a Delaware corporation ("McKesson"), HBOC, and McKesson Merger Sub, Inc., a Delaware corporation ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 17, 1998, whereby Merger Sub was merged with and into HBOC, and HBOC thereby became a direct, wholly-owned subsidiary of McKesson (the "Merger"); and

WHEREAS, pursuant to the Merger Agreement, upon consummation of the Merger, the name of the combined entity was changed to McKesson HBOC, Inc. (the "Company"); and

WHEREAS, upon consummation of the Merger, the 1998 Employee Discount Stock Purchase Plan was renamed the McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan; and

WHEREAS, the Boards of Directors of each of McKesson and HBOC have adopted resolutions amending and restating the 1998 Employee Stock Purchase Plan in the form below (the "Amendment and Restatement"):

1. Purpose

The McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is intended to encourage the employees of the Company and certain of its subsidiaries to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The Board of Directors of the Company (the "Board") believes that employee ownership of the Company's stock will serve as an incentive, encouraging employees to continue their employment and to perform diligently their duties as employees. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Stock Reserved for the Plan

The Company will reserve 6,100,000 (which number has been adjusted to reflect the 2:1 stock split effected by HBO on May 27, 1998, and the Exchange Ratio as defined in the Merger Agreement) shares of the Company's common stock, $.01 par value per share ("Stock"), for purchase by employees under the Plan. The number of shares of Stock reserved for the Plan may further be adjusted as provided in
Section 16. The shares of Stock reserved for the Plan may be shares now or hereafter authorized but unissued, shares that have been reacquired by the Company, or shares of treasury stock.

3. Administration

The Plan will be administered by the Compensation Committee of the Board (the "Committee"), consisting of members of the Board designated by the Board. The Board from time to time may remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board. Subject to the express provisions of the Plan, the Committee will have authority to interpret the Plan, to prescribe rules and regulations for administering the Plan, and to make all other determinations necessary or advisable in administering the Plan. The determinations of the Committee will be final and binding upon all persons, unless otherwise determined by the Board. A majority of the members of the Committee will constitute a quorum, and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent signed by all members of the Committee. To the extent consistent with applicable law, the Committee may delegate its duties hereunder to a sub-committee, whose members need not be members of the Board.

4. Eligibility

(a) Eligible Employees. Except as set forth in subsections (b) and (c) below, all employees of the Company, and all employees of any parent corporation, as defined in Code Section 424(e) (a "Parent") or any subsidiary corporation as defined in Code Section 424(f) (a "Subsidiary") of the Company that is designated by the Board as a participating Parent or Subsidiary, will be eligible to participate in the Plan. Such employees are referred to herein as "Employees." No person who is not an Employee will be eligible to participate in the Plan.

(b) Excluded Employees. The following Employees will not be eligible to participate in the Plan:

    (i) any Employee whose customary employment is 20 hours or less per week or for not more than 5 months in any calendar year; and

    (ii) any Employee who, immediately after a right to purchase Stock is granted hereunder, would own shares of Stock, or of the stock of a Subsidiary, possessing 5 percent or more of the total combined voting power or value of all classes of such stock. In determining whether an Employee owns 5 percent of such shares, (A) the attribution of ownership rules of Code Section 424(d) will apply, and (B) an Employee will be deemed to own the shares of stock underlying any outstanding option which he has been granted (whether under the Plan or any other plan or arrangement).

(c) Participation by Certain Employees Subject to Stockholder
Approval. Employees of the Company or any Subsidiary who are employed neither by HBOC nor by any subsidiary (as defined in Code Section 424(f)) (the "Contingent Participants"), will not be eligible to participate in the Plan unless and until the stockholders of the Company approve this Amendment and Restatement on or prior to January 12, 2000 (the date of such approval, the "Stockholder Approval Date").

5. Offering Dates

(a) In General. Except as set forth in subsections (b) and (c) below, the Plan will be implemented by a continuous series of offerings beginning on the first trading day on or after April 1st of each calendar year (the "Offering Date") and terminating on the last trading day of the following March (the "Purchase Date"). A trading day will be a day on which the New York Stock Exchange (or any other exchange or quotation system on which the Stock may from time to time be listed) will be open. The period for which each such offering is effective is referred to herein as a "Purchase Period."

(b) Special Purchase Periods. The Offering Date for the first Purchase Period under the Plan was March 1, 1998 and the Purchase Date for the first Purchase Period under the Plan was the last trading day on or before February 28, 1999. The Offering Date for the second Purchase Period under the Plan was the first trading day on or after March 1, 1999, and the Purchase Date for the second Purchase Period under the Plan will be the last trading day on or before March 31, 2000.

(c) Application to Contingent Participants. Subject to Section 4(c) above, Contingent Participants may elect to participate in the Plan beginning with the first offering commencing on or after the Stockholder Approval Date. The Committee may establish a special Purchase Period following the Stockholder Approval Date to permit Contingent Participants to commence participation in the Plan prior to the next regularly scheduled Offering Date.

6. Election to Participate

(a) Initial Election. Each Employee who is eligible to participate in the Plan may become a participant (a "Participant") by making an election, prior to any Offering Date and in accordance with procedures established by the Committee, authorizing specified regular payroll deductions over the next succeeding Purchase Period (an "Election Form"). Each election will be expressed as a percentage of the Employee's Compensation (as defined below), which may not exceed 10 percent of the Employee's Compensation for any payroll period or be less than 1 percent of the Employee's Compensation for any payroll period (or such other maximum and minimum percentages as the Committee may determine). An Employee's "Compensation" is his total cash compensation from the Company and its affiliates. Payroll deductions for a Participant will be made regularly and in equal amounts during the Purchase Period by the Company, and will be credited to a bookkeeping account established by the Company in the name of the Participant (the "Cash Account"). No interest will be paid on or credited to Cash Accounts.

(b) Changes in Rate of Payroll Deductions. A Participant may discontinue making payroll deductions in accordance with Section 6(c), but may not otherwise increase or decrease the amount of payroll deductions elected for a Purchase Period.

(c) Discontinuance of Contributions. At any time during a Purchase Period, a Participant may discontinue participation in the Plan for the current Purchase Period by providing notice in accordance with procedures established by the Committee. Upon such discontinuance, at the Participant's election, the balance of his Cash Account will be (i) returned to the Participant as soon as practicable, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. A Participant who discontinues payroll deductions may recommence his participation in the Plan as of the Offering Date for any other succeeding Purchase Period, provided he otherwise is eligible to participate and timely files a new Election Form with the Committee.

7. Purchase Period Limitation on Rights to Purchase Stock

(a) In General. Except as provided in Section 7(b) below with respect to the first Purchase Period under the Plan, and subject to the annual limitations in
Section 8 below, the maximum number of shares of Stock each Participant will have the right to purchase under the Plan during a Purchase Period is determined by dividing (i) $25,000 by (ii) the Fair Market Value of one share of Stock on the Offering Date for such Purchase Period.

(b) First Purchase Period. For purposes of the first Purchase Period hereunder, the maximum number of shares of Stock each Participant had the right to purchase under the Plan was determined by dividing (i) $25,000 by (ii) the quotient of (A) the closing price of the common stock, par value $.005 per share, of HBOC as quoted on the Nasdaq National Market on February 27, 1998 divided by (B) the Exchange Ratio (as defined in the Merger Agreement).

(c) Insufficient Shares of Stock. If at any time the number of shares of Stock available for purchase under the Plan is insufficient to grant to each Participant the right to purchase the full number of shares to which he otherwise would be entitled, then each Participant will have the right to purchase that number of available shares of Stock that is equal to the total number of available shares of

Stock multiplied by a fraction, the numerator of which is the amount of Compensation credited to the Participant's Cash Account for the Purchase Period, and the denominator of which is the total amount of Compensation credited to the Cash Accounts of all Participants for the Purchase Period.

8. Annual Limitation on Rights to Purchase Stock

No right to purchase shares of Stock under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company or any Parent or Subsidiary would permit the Employee to purchase shares of Stock with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code
Section 423(b)(8).

9. Purchase Price

(a) In General. Except as provided in Section 9(b) with respect to the purchase of Stock under the first offering of the Plan, the purchase price of each share of Stock will be the lesser of (i) 85 percent of the Fair Market Value of the Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Stock on the Purchase Date.

(b) Effect of Merger. The purchase price for each share of Stock purchased under the first Purchase Period of the Plan was the lesser of (i) 85 percent of the closing price of the common stock, par value $.005 per share, of HBOC as quoted on the Nasdaq National Market on February 27, 1998 divided by the Exchange Ratio (as defined in the Merger Agreement), or (ii) 85 percent of the Fair Market Value of the Stock on the Purchase Date.

(c) Fair Market Value. The Fair Market Value of the Stock, as of any date, will be equal to the closing price of the Stock on the New York Stock Exchange ("NYSE"), for such date as reported in The Wall Street Journal. If no transaction is reported for a particular date, Fair Market Value will be the closing price on the closest preceding date for which any transaction is reported. If the Stock is not traded on the NYSE, Fair Market Value will be determined using the method established by the Committee.

10. Purchase of Stock

(a) Funds in Cash Account Used to Purchase Whole Shares of Stock. Subject to the share limitations set forth in Sections 7 and 8 above, as of each Purchase Date, the Committee will purchase from the Company using the funds in each Cash Account on such date, on behalf of each Participant having funds in his Cash Account, the number of whole shares of Stock determined by dividing the amount in such Cash Account on such date by the purchase price determined under
Section 9.

(b) No Fractional Shares. No fractional shares will be issued under the Plan. To the extent that, following the purchase of shares of Stock on any Purchase Date, there remains in any Cash Account payroll deduction amounts insufficient to purchase at least one full share of Stock, such amounts will be retained in the Participant's Cash Account and applied to the next subsequent Purchase Period, subject to withdrawal by the Participant as provided in Section 6(c) hereof.

(c) Return of Excess Contributions. Any additional amounts remaining in a Participant's Cash Account following the purchase of shares of Stock on any Purchase Date that are equal to or in excess of the amount required under
Section 10(a) to purchase at least one full share of Stock will be returned to the Participant as soon as reasonably practicable following the Purchase Date.

11. Stock Accounts

(a) Establishment of Accounts. As soon as reasonably practicable after each Purchase Date, the Company will deliver to a custodian selected by the Committee (the "Custodian") a certificate or certificates representing the total number of shares purchased by all Participants in the Purchase Period. The Custodian will maintain a separate "Stock Account" for each Participant, which will be credited with the number of shares of Stock purchased by the Participant under the Plan.

(b) Withdrawals from Stock Accounts. A Participant may at any time withdraw any shares of Stock credited to his Stock Account. As soon as practicable after such request by a Participant, the Custodian will cause a certificate representing such Shares to be delivered to the Participant.

(c) Rights as Shareholders. A Participant will have all of the rights of a stockholder of the Company with respect to all of the shares of Stock credited to his Stock Account, including the right to vote and receive dividends on such Shares.

12. Termination of Employment

(a) Termination Other Than Due to Death, Disability or Retirement. If a Participant terminates employment with the Company or any Parent or Subsidiary during a Purchase Period for any reason other than death, disability, or Retirement, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant. For purposes of the Plan, a Participant who is on an approved leave of absence will not be considered to have terminated employment until the 91st day of such leave of absence or such longer period as the Participant's right to re-employment is guaranteed by law or contract.

(b) Termination Due to Death. If a Participant terminates employment with the Company or any Parent or Subsidiary during a Purchase Period due to death, then, at the election of the Participant's beneficiary, the balance of the Participant's Cash Account will be (i) delivered to the beneficiary or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 1.

(c) Termination Due to Disability or Retirement. If a Participant terminates employment with the Company or any Parent or Subsidiary due to Retirement or disability no more than 3 months before the Purchase Date for a Purchase Period, then, at the Participant's election, the balance of the Participant's Cash Account will be (i) returned to the Participant, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. If a Participant terminates employment due to Retirement or disability more than 3 months before the Purchase Date for a Purchase Period, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant.

(d) Definition of Retirement. For purposes of the Plan, Retirement will mean the attainment by a Participant of age plus whole years of service with the Company or any Parent or Subsidiary totaling 65 or more.

13. Designation of Beneficiary

In accordance with procedures established by the Committee, a Participant may designate one or more beneficiaries to receive benefits in the event of the Participant's death. If a Participant fails to properly designate a beneficiary, the Participant's estate will be considered the Participant's beneficiary for purposes of the Plan.

14. Compliance with Securities Law

All shares of Stock issued under the Plan will be subject to such restrictions as the Committee may deem advisable under any applicable federal or state securities laws, and the Committee may cause a legend or legends making reference to such restrictions to be placed on the certificates representing such shares.

15. Rights Not Transferable

Neither payroll deductions credited to a Participant's account nor any rights under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution or as provided in Section 13 hereof). Rights under the Plan are exercisable during the lifetime of the Participant only by the Participant.

16. Adjustment in Case of Changes Affecting the Company's Stock

(a) In General. In the event of a subdivision or consolidation of outstanding shares of Stock, the payment of a stock dividend thereon, stock split, reverse stock split, or in the event of any "corporate transaction" as defined in Treasury Regulations Section 1.425 1(a)(1)(ii) (now relating to Code Section
424), the number of shares reserved or authorized to be reserved under the Plan, the number and price of such shares subject to purchase pursuant to rights outstanding hereunder, the maximum number of shares each Participant may purchase during each Purchase Period (pursuant to Section 7) or during each calendar year (pursuant to Section 8), and the number of shares credited to Participants' Stock Accounts, will be adjusted in such manner as may be deemed necessary or equitable by the Board to give proper effect to such event, subject to the limitations of Code Section 424.

(b) Effect of Merger. Following consummation of the Merger, outstanding purchase rights of HBOC employees under the Plan remained in effect and were assumed by the Company, with appropriate changes to reflect the issuance of shares of Stock.

17. Foreign Employees

To the extent permitted under Section 423 of the Code, the Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company or a Parent or Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions will include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code.

18. Amendment of the Plan

The Board may amend the Plan in any respect; provided, however, that, any amendment (i) increasing the number of shares of Stock reserved under the Plan (other than as provided in Section 16), or (ii) changing the designated class of employees eligible to participate in the Plan as provided in Section 4, must be approved, within 12 months of the adoption of such an amendment, by the holders of a majority of the voting power of the outstanding shares of Stock.

19. Termination of the Plan

The Plan and all rights of Employees hereunder will terminate:

(i)as of the Purchase Date on which Participants purchase a number of shares of Stock that substantially exhausts the number of shares available for issuance under the Plan, to such an extent that the Committee determines that no subsequent offerings are practicable; or

(ii)at any time upon action of the Board; provided, however, that if the Plan is terminated during any Purchase Period, any amounts in a Participant's Cash Account will be returned to the Participant.

20. Effective Date

This Amendment and Restatement will become effective as of April 26, 1999; provided, that the increase of shares of Common Stock reserved for issuance under the plan under Section 2 and the participation of Contingent Participants in the Plan shall become effective only upon stockholder approval of this Amendment and Restatement on or prior to January 12, 2000. Participation in the Plan by Employees who are employed by HBOC or by any subsidiary (as defined in Code Section 424(f)) designated as eligible to participate will continue in full force and effect and will not be affected by any failure to obtain such stockholder approval.

21. Government and Other Regulations

(a) In General. The Plan, and the grant and exercise of the rights to purchase shares of Stock hereunder, and the Company's obligation to sell and deliver shares of Stock, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

(b) Withholding Obligations. Each Participant will, no later than the date as of which the value of any purchase right granted under the Plan first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company, regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such purchase right. The obligations of the Company under the Plan will be conditional on the making of such payments or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

22. Indemnification of Committee

In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee will be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such Committee member did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

                          [RECYCLE LOGO APPEARS HERE]
                           Printed on Recycled Paper

                                   P R O X Y

                              McKESSON HBOC, INC.

                           Proxy for Annual Meeting
                          10:00 A.M., August 25, 1998
       Solicited on Behalf of the Board of Directors of the Corporation



The undersigned, whose signature appears on the reverse side, hereby constitutes and appoints Alan Seelenfreund and Ivan D. Mayerson, and each of them, with full power of substitution, proxies to vote all stock of McKesson HBOC, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Palace Hotel, 2 New Montgomery Street, San Francisco, California, on August 25, 1999, and any adjournments thereof, as specified upon the matters indicated on the reverse side, and in their discretion upon any other matter that may properly come before said meeting.

          Election of Directors

          Nominees for three-year terms expiring in 2002
          (01) Alfred C. Eckert III
          (02) Gerald E. Mayo
          (03) Alan Seelenfreund
          (04) Jane E. Shaw.

Your shares will not be voted unless you (1) vote by telephone, (2) vote via the Internet, as described on the reverse side, or (3) sign and return this card.

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                        ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                              McKESSON HBOC, INC.

                          Wednesday, August 25, 1999
                                 Palace Hotel
                            2 New Montgomery Street
                            San Francisco, CA 94105



             ----------------------------------------------------

              Please present this ADMISSION TICKET at the Annual
               Meeting of Stockholders as verification of your
                     McKesson HBOC, Inc. share ownership.

             ----------------------------------------------------

[X]  Please mark your votes as in this example.
     This proxy, when properly executed, will be voted as directed, but if no direction is given, this proxy will be voted FOR each of the following proposals.
--------------------------------------------------------------------------------
   The Board of Directors Recommends a Vote FOR Each of the Following Proposals:
--------------------------------------------------------------------------------
                   FOR     WITHHELD
1.   Election of   [_]       [_]
     Directors
     (See reverse)

For, except vote withheld from the following nominee(s):

____________________________

                                                     FOR      AGAINST   ABSTAIN
2.   Approve the Employee Stock Purchase Plan        [_]        [_]       [_]
3.   Approve an Increase in Number of Authorized
     Shares for the Stock Purchase Plan              [_]        [_]       [_]

PLEASE CAST YOUR VOTE BY TELEPHONE OR VIA THE INTERNET AS INSTRUCTED BELOW OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                                               YES     NO
Please indicate if you plan to attend the Annual Meeting:      [_]     [_]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

_______________________________________

_______________________________________
  SIGNATURE(S)                DATE

--------------------------------------------------------------------------------
      FOLD AND DETACH HERE - IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL




McKesson HBOC, Inc. encourages you to take advantage of a new and convenient way by which you can vote your shares - by either telephone or the Internet.

- By Telephone. Stockholders calling from the United States, Canada, Puerto Rico and the U.S. Virgin Islands may dial toll-free 1-877-779-8683 (1-877-PRX-VOTE). If you call from other locations, you may dial 201-324-0377, and you will bear the normal cost of international telephone access charges to use the telephone voting service. Listen to the recorded instructions, use the control number printed in the box in the upper right corner of this proxy card to access the system, and use your telephone key pad to vote.

-Over the Internet. Access the World Wide Web site "http://www.eproxyvote. com/mck" and follow the instructions posted on the web site.

Your my telephone or over the Internet authorizes the proxies named on the front of this proxy card to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card.

                 Your vote is important. Thank you for voting.

                               PSIP VOTING CARD
   DIRECTIONS TO TRUSTEE, McKESSON HBOC, INC. PROFIT-SHARING INVESTMENT PLAN

To: The Chase Manhattan Bank, N.A.

I direct you as Trustee of the McKesson HBOC, Inc. Profit-Sharing Investment Plan to vote (in person or by proxy) as I have specified on the reverse side hereof all shares of McKesson HBOC, Inc. common stock allocated to my accounts under the plan at the Annual Meeting of Stockholders of McKesson HBOC, Inc. on August 25, 1999. You may vote according to your discretion (or that of your proxy holder) on any other matter which may properly come before the meeting.

          Election of Directors

               Nominees for three-year terms expiring in 2002
                    Alfred C. Eckert III
                    Gerald E. Mayo
                    Alan Seelenfreund
                    Jane E. Shaw

Your shares will not be voted unless you (1) vote by telephone as described on the reverse side, or (2) sign and return this card.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------



                        ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                              McKESSON HBOC, INC.

                          Wednesday, August 25, 1999
                                 Palace Hotel
                           2 New Montgomery Street
                           San Francisco, CA 94105






    ----------------------------------------------------------------------
              Please present this ADMISSION TICKET at the Annual
        Meeting of Stockholders as verification of your participation in the McKesson HBOC, Inc. Profit-Sharing Investment Plan.
    ----------------------------------------------------------------------

          The Board of Directors recommends a Vote FOR ALL Proposals

Please mark your votes as indicated [X]


                                                              With-  For all
                                                        For   hold   Except
1. Election of Directors                                [_]   [_]     [_]
   Alfred C. Eckert III
   Gerald E. Mayo
   Alan Seelenfreund
   Jane E. Shaw

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

                                                        FOR   AGAINST   ABSTAIN
 2. Approve the Employee Stock Purchase Plan.           [_]     [_]       [_]

 3. Approve an Increase in Number of Authorized Shares  [_]     [_]       [_]
    for the Stock Purchase Plan.

     PLEASE CAST YOUR VOTE BY TELEPHONE AS INSTRUCTED BELOW OR COMPLETE DATE SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.
                                                                 YES       NO
PLEASE INDICATE IF YOU PLAN TO ATTEND THE ANNUAL MEETING:        [_]       [_]

   This voting instruction card, when properly executed, will be voted as directed, but if no direction is given, it will be voted FOR proposals 1, 2, and 3.

Signature ___________________________________ Dated: __________________ 1999

--------------------------------------------------------------------------------
      FOLD AND DETACH HERE-IF YOU ARE RETURNING YOUR VOTING CARD BY MAIL

     --------------------------------------------------------------------
     IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW
     --------------------------------------------------------------------
                               VOTE BY TELEPHONE

                                 QUICK - EASY

PSIP participants may instruct the Plan Trustee how to vote the shares allocated to their account by telephone 24 hours a day, 7 days a week. If you wish to do so, dial 1-800-840-1208 on a touch-tone telephone.

 You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
  OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
                                   Press 1.
--------------------------------------------------------------------------------

              When asked, please confirm your vote by pressing 1.

--------------------------------------------------------------------------------
OPTION #2. If you choose to vote on each proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

    Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

    Proposals 2 and 3: to vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

              When asked, please confirm your vote by pressing 1.

--------------------------------------------------------------------------------
 PLEASE DO NOT RETURN YOUR VOTING INSTRUCTION CARD IF YOU HAVE VOTED BY PHONE.
--------------------------------------------------------------------------------

                                                          ======================
Call Toll Free Anytime From a Touch Tone Telephone        (PIN # to appear here)

               1-800-840-1208

    There is NO CHARGE to you for this call.
                                                          ======================

                              McKesson HBOC, Inc.
                  One Post Street, San Francisco CA 94104-5296
July 21, 1999

Dear McKesson HBOC, Inc. Profit-Sharing Investment Plan Participant:

As a participant in the McKesson HBOC, Inc. Profit-Sharing Investment Plan ("PSIP"), you are a stockholder in the Company. At the Annual Stockholders Meeting, you have the right to instruct the Plan Trustee, on a confidential basis, how the shares of McKesson HBOC common stock in your account are to be voted on matters that come before the meeting.

The enclosed Proxy Statement describes three proposals to be voted on at this year's meeting. The Board of Directors recommends that you vote FOR all proposals. This year participants in the PSIP can vote their shares by telephone. The toll-free number and procedures for voting by telephone are included on the enclosed PSIP voting card. Alternatively, you may cast your vote by completing, signing and returning the PSIP voting card in the business reply envelope provided. If you sign and return the card without marking your choices, your shares will be voted in accordance with the Board of Directors' recommendations as indicated above. This card or your telephone voting instructions also give the Trustee authority to vote on your behalf on any other matters that may properly come before the meeting. Please do not return your PSIP voting card if you vote by telephone.

If the Trustee receives no voting instructions for shares credited to participants' PAYSOP accounts, no vote will be cast on those shares. The PSIP provides that all other shares for which the Trustee receives no voting instructions from participants, as well as all unallocated shares of common stock, will be voted by the Trustee in the same proportion as shares for which voting instructions are received.

Participants who own shares of McKesson HBOC common stock by means other than through the PSIP will receive a separate proxy card and instructions for voting those shares.

To ensure that your shares are represented and voted at the meeting according to your wishes, your telephone voting instructions or signed PSIP voting card must be received by the Trustee by August 20, 1999. The Company's Annual Report for the fiscal year ended March 31, 1999 accompanies this Proxy Statement.

We urge you to exercise your voting rights as a stockholder. Your vote does make a difference.

                                   Sincerely,

/s/ John H. Hammergren                     /s/ David L. Mahoney
John H. Hammergren                         David L. Mahoney
Co-President and                           Co-President and
Co-Chief Executive Officer                 Co-Chief Executive Officer